LOAN AGREEMENT
by and among

KBS SOR WESTMOOR CENTER, LLC,
a Delaware limited liability company,
as Borrower
and
BANK OF AMERICA, N.A.,
a national banking association
as Administrative Agent
and
The Other Financial Institutions Party Hereto

Dated as of January 8, 2014

MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED
as Sole Lead Arranger and Sole Book Manager

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

Page
8.9	Successor Administrative Agent
8.10	Releases; Acquisition and Transfers of Collateral
8.11	Application of Payments
8.12	Administrative Agent Advances
8.13	Defaulting Lender
8.14	Benefit
8.15	Co-Agents; Lead Managers
8.16	Lender Participation in Swap Transactions
8.17	Swap Contracts
8.18	Borrower Not a Party

ARTICLE 9 -	—GENERAL TERMS AND CONDITIONS	44

9.1	Consents; Borrower's Indemnity
9.2	Miscellaneous
9.3	Notices
9.4	Payments Set Aside
9.5	Successors and Assigns
9.6	Confidentiality
9.7	Set-off
9.8	Sharing of Payments
9.9	Amendments; Survival
9.10	Several Obligations; No Liability; No Release
9.11	[Intentionally Omitted.]
9.12	Replacement of Lenders
9.13	Further Assurances
9.14	Inducement to Lenders
9.15	Forum
9.16	Interpretation
9.17	No Partnership, etc
9.18	Commercial Purpose
9.19	Usury
9.20	WAIVER OF JURY TRIAL
9.21	Services of Process
9.22	No Delays; Defaults
9.23	USA Patriot Act Notice
9.24	Entire Agreement
9.25	Limitation on Liability
9.26	Third Parties; Benefit
9.27	Other Transactions
9.28	Limited Recourse Provision
9.29	Releases of Collateral
9.30	Additional Representations
9.31	Permitted Equity Transfers

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LOAN AGREEMENT
THIS LOAN AGREEMENT (this “Agreement”) is made as of January 8, 2014 by and among each lender from time to time a party hereto (individually, a “Lender” and collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association as Administrative Agent, and KBS SOR WESTMOOR CENTER, LLC, a Delaware limited liability company (“Borrower”), who agree as follows:
ARTICLE 1 -THE LOAN
1.1    General Information and Exhibits. This Agreement includes all of the Exhibits listed below, all of which Exhibits are attached hereto and made a part hereof for all purposes. Borrower and Lenders agree that if any Exhibit attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

X	Exhibit "A"	-	Legal Description of the Land
X	Exhibit "B"	-	Definitions
X	Exhibit "C"	-	Conditions Precedent to the Initial Advance of the Loan
X	Exhibit "C-1"	-	Conditions Precedent to the Additional Advances of the
Loan
X	Exhibit "C-2"	-	Draw Request
X	Exhibit "D"	-	Leasing and Tenant Matters
X	Exhibit "E"	-	Assignment and Assumption
X	Exhibit "F"	-	Note
X	Exhibit "G"	-	Schedule of Lenders
X	Exhibit "H"	-	Swap Contracts
X	Exhibit "I"	-	Extension Conditions
	Exhibit "J"	-	[Intentionally Omitted]
X	Exhibit "K-1"	-	Form of U.S. Tax Compliance Certificate (For Foreign
Lenders That Are Not Partnership For U.s. Federal
Income Tax Purposes)
X	Exhibit "K-2"	-	Form of U.S. Tax Compliance Certificate (For Foreign
Participants That Are Not Partnerships For U.S. Federal
Income Tax Purposes)
X	Exhibit "K-3"	-	Form of U.S. Tax Compliances Certificate (For Foreign
Lenders That Are Partnerships For U.S. Federal Income
Tax Purposes)
X	Exhibit "K-4"	-	Form of U.S. Tax Compliance Certificate (For Foreign
Lenders That Are Partnerships For U.S. Federal Income
Tax Purposes)
X	Exhibit "L"	-	Form of Secured Party Designation Notice
The Exhibits contain other terms, provisions and conditions applicable to the Loan. Capitalized terms used in this Agreement shall have the meanings assigned to them in Exhibit “B”. This Agreement and the other Loan Documents, which must be in form, detail and substance satisfactory to Lenders, evidence the agreements of Borrower and Lenders with respect to the Loan. Borrower shall comply with all of the Loan Documents.
1.2    Purpose. The proceeds of the Loan shall be used to pay or reimburse Borrower for certain costs and expenses incurred by Borrower in connection with the acquisition of the Property, to pay or reimburse Borrower for costs and expenses incurred by Borrower for Tenant Improvements and Leasing Commissions, and for any other legal purpose, including payment of closing costs and other expenses related to the Loan; provided, however, Borrower shall not in any case directly or indirectly use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent or otherwise) of Sanctions.
1.3    Commitment to Lend. Borrower agrees to borrow from each Lender, and each Lender severally agrees to make advances of its Pro Rata Share of the Loan proceeds to Borrower in amounts at any one time outstanding not to exceed such Lender’s Pro Rata Share of the Loan and (except for Administrative Agent with respect to Administrative Agent Advances), on the terms and subject to the conditions set forth in this Agreement and Exhibit “C” and Exhibit “C-1”. Lenders’ Commitments to lend shall expire and terminate automatically (a) if the Loan is prepaid in full, and (b) upon the occurrence of a Default, and (c) on the Maturity Date. The Loan is not revolving. Any amount repaid may not be reborrowed.
1.4    Interest Rates. Subject to the other terms and provisions of this Agreement, the Principal Debt from day to day outstanding which is not past due shall bear interest at a fluctuating rate per annum equal to the lesser of (i) the maximum non-usurious rate of interest allowed under applicable law, or (ii) the following (computed as provided in Section 1.4.3) as applicable:
(a)    On Base Rate Principal, on any day, the Base Rate; and
(b)    On LIBOR Rate Principal, for the applicable Interest Period, the applicable LIBOR Rate.
1.4.1    Interest Rate Elections.
(c)    Subject to the conditions and limitations in this Agreement, Borrower may by written notice to Administrative from an Authorized Signer (which notice may be delivered by electronic mail) in the form specified by Administrative Agent (a “Rate Election Notice”):
(i)    Elect, for a new advance of funds, that such Principal Debt will be Base Rate Principal, LIBOR Rate Principal or a combination thereof;
(ii)    Elect to convert, on a Business Day, all or part of Base Rate Principal into LIBOR Rate Principal;
(iii)    Elect to convert, on the last day of the Interest Period applicable thereto, all or part of any LIBOR Rate Principal into Base Rate Principal; or

(iv)    Elect to continue, commencing on the last day of the Interest Period applicable thereto, any LIBOR Rate Principal.
If, for any reason, an effective election is not made in accordance with the terms and conditions hereof for any principal advance or for any LIBOR Rate Principal for which the corresponding Interest Period is expiring, or to convert Base Rate Principal to LIBOR Rate Principal, then the sums in question will be Base Rate Principal until an effective LIBOR Rate Election is thereafter made for such sums.
(b)    Each Rate Election Notice must be received by Administrative Agent not later than 10:00 a.m., Administrative Agent’s Time on the applicable date as follows:
(i)    With respect to an advance of or a conversion to Base Rate Principal, one (1) Business Day prior to the proposed date of advance or conversion; and
(ii)    With respect to an advance of, conversion to or continuation of LIBOR Rate Principal, three (3) Business Days prior to the proposed date of advance, conversion or continuation.
Unless otherwise specified herein, no conversion from LIBOR Rate Principal may be made other than at the end of the corresponding Interest Period. Each Rate Election Notice shall stipulate: (A) the amount of the advance or of the Principal Debt to be converted or continued; (B) the nature of the proposed advance, conversion or continuation, which shall be either Base Rate Principal, LIBOR Rate Principal or a combination thereof, and in the case of a conversion or continuation, the nature of the Principal Debt to be converted or continued; and (C) in the case of LIBOR Rate Principal, the proposed commencement date and duration of the Interest Period. All such notices shall be irrevocable once given, and shall be deemed to have been given only when actually received by Administrative Agent in writing in form specified by Administrative Agent.
1.4.2    General Conditions Precedent to LIBOR Rate Election. In addition to any other conditions herein, a LIBOR Rate Election shall not be permitted if:
(a)    A Default has occurred and has not been waived by Administrative Agent or a Potential Default has occurred and is continuing; or
(b)    After giving effect to the requested LIBOR Rate Election, the sum of all LIBOR Rate Principal plus all Base Rate Principal would exceed the combined Commitments; or
(c)    The requested LIBOR Rate Election would cause more than two (2) LIBOR Rate Elections by Borrower to be in effect at any one time; or
(d)    The amount of LIBOR Rate Principal requested in the LIBOR Rate Election is less than $1,000,000; or
(e)    The requested interest period does not conform to the definition of Interest Period herein; or

(f)    Any of the circumstances referred to in Section 2.2 or 2.3 shall apply with respect to the requested LIBOR Rate Election or the requested LIBOR Rate Principal.
1.4.3    Computations, Determinations and Notification. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Administrative Agent shall determine each interest rate applicable to the Principal Debt in accordance with this Agreement and its determination thereof shall be conclusive in the absence of manifest error. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to each portion of the Principal Debt other than Base Rate Principal upon determination of same.
1.4.4    Late Charge. If Borrower shall fail to make any payment due hereunder or under the terms of any Note (other than the Principal Debt due on the Maturity Date) within fifteen (15) days after the date such payment is due, Borrower shall pay to the applicable Lender or Lenders on demand a late charge equal to four percent (4%) of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The “late charge” is imposed for the purpose of defraying the expenses of a Lender incident to handling such defaulting payment. This charge shall be in addition to, and not in lieu of, any other amount that Lenders may be entitled to receive or action that Administrative Agent and Lenders may be authorized to take as a result of such late payment, including any other remedy Lenders may have and any fees and charges of any agents or attorneys which Administrative Agent or, subject to the provisions of Section 4.15, Lenders may employ upon the occurrence of a Default, whether authorized herein or by Law.
1.4.5    Default Rate. After the occurrence and during the continuance of a Default (including the expiration of any applicable cure period), upon the request of the Required Lenders, Administrative Agent, without notice or demand, may raise the rate of interest accruing on the Principal Debt under any Loan Document to the lesser of (i) the maximum non-usurious rate of interest allowed under applicable law, or (ii) three hundred (300) basis points above the rate of interest otherwise applicable (“Default Rate”), independent of whether Administrative Agent accelerates the Principal Debt under any Loan Document.
1.5    Prepayment.
(a)    Borrower may prepay the Principal Debt, in full at any time or in part from time to time without fee, premium or penalty except as provided in Section 2.5(c), provided that: (i) Administrative Agent shall have actually received from Borrower prior written notice of Borrower’s intent to prepay, the amount of principal which will be prepaid (the “Prepaid Principal”), the date on which the prepayment will be made and the LIBOR Rate Advance to which the prepayment shall be applied; (ii) each prepayment shall be in the minimum amount of $10,000 (unless the prepayment retires the outstanding balance of the Loan in full or is made by Borrower (A) to satisfy the conditions to the extension of the maturity of the Loan pursuant to Exhibit “I,” (B) pursuant to Section 4.22, or (C) in connection with the release of any Release Pad pursuant to Section 9.29); and (iii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus sums due pursuant to Section 2.5(c), and all other sums which have become due to Administrative Agent and Lenders under the Loan Documents on or before the date of prepayment but have not been paid; and (iv) concurrently with such prepayment,

Borrower pays any Consequential Loss as a result thereof in accordance with Section 2.5. If the Loan is prepaid in full, any commitment of Lenders for Additional Advances shall automatically terminate. Notwithstanding the foregoing, if a Default shall have occurred and be continuing as of the date that any prepayment is made, Administrative Agent may apply such prepayment to all or such portions of the Indebtedness as Administrative Agent determines in its sole discretion.
(b)    No yield maintenance premium or other premium or penalty shall be due in connection with any prepayment made pursuant to this Section 1.5, provided that Borrower shall pay to Administrative Agent, concurrently with such prepayment, all Consequential Losses and all other sums due pursuant to the Loan Documents in connection with such prepayment.
1.6    Payment Schedule and Maturity Date.
(a)    The entire Principal Debt then unpaid and all accrued interest then unpaid shall be due and payable in full on the Maturity Date. Accrued unpaid interest shall be due and payable in arrears on the first day of the first calendar month after the Closing Date and on the same day of each succeeding calendar month thereafter until all principal and accrued interest owing on the Loan shall have been fully paid and satisfied.
(b)    Subject to the conditions set forth in Exhibit “I”, Borrower shall have an option to extend the Maturity Date from the Initial Maturity Date to the Extended Maturity Date (such extension period is referred to herein as the “Extension Term”).
(c)    Principal payments on the Loan, each in an amount equal to the Required Amortization Payment, shall be due and payable on March 1, 2017 and on the first day of each succeeding calendar month thereafter (including during the Extension Term) until all principal owing on the Loan shall have been fully paid and satisfied.
1.7    Payments.
(a)    All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in U.S. Dollars and in immediately available funds not later than 12:00 p.m. (Administrative Agent’s Time) on the date specified herein. Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 12:00 p.m. (Administrative Agent’s Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    For the avoidance of doubt, Administrative Agent will distribute payments to each Lender, (i) on the date of receipt, if Administrative Agent receives such funds on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on the Business Day following the date of receipt, if Administrative Agent receives such funds after 12:00 p.m. (Administrative Agent’s Time). If

Administrative Agent fails to timely pay any amount to any Lender in accordance with this Section 1.7, Administrative Agent shall pay to such Lender interest on such amount at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, for each day from the day such amount was to be paid until it is paid to such Lender. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)    A notice of Administrative Agent to any Lender or to Borrower with respect to any amount owing under this Section 1.7 shall be conclusive, absent manifest error.
1.8    Evidence of Debt. Amounts of the Loan funded by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive, in the absence of manifest error, of the amounts of the Loan funded by Lenders to Borrower, the interest and payments thereon, and all other sums owing to Administrative Agent and each Lender from time to time under the Loan Documents. Any failure to so record such information or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Indebtedness or the obligations of the Property under the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Each Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of the applicable Note and payments with respect thereto.
ARTICLE 2 - TAXES, YIELD PROTECTION, UNAVAILABILITY AND ILLEGALITY
2.1    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of Administrative Agent) require the deduction or withholding of any Tax from any such payment by Administrative Agent or Borrower , then Administrative Agent or Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 2.1(e).
(ii)    If Borrower or Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) Administrative Agent shall withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 2.1(e), (B) Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower, as applicable, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If Borrower or Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) Borrower or Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 2.1(e), (B) Borrower or Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by Borrower. Without limiting the provisions of Section 2.1(a) above, Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent reimburse Administrative Agent within fifteen (15) days after demand for the payment of, any Other Taxes.
(c)    Tax Indemnifications.
(i)    Borrower shall, and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by

Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Borrower shall, and does hereby indemnify Administrative Agent, and shall make payment in respect thereof within fifteen (15) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to Administrative Agent as required pursuant to Section 2.1(c)(ii).
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within fifteen (15) days after demand therefor, (A) Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (B) Administrative Agent and Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.5(d) relating to the maintenance of a Participant Register and (C) Administrative Agent and Borrower against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent or Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender as the case may be, under this Agreement or any other Loan Document against any amount due to Administrative Agent under this Section 2.1(c)(ii).
(d)    Evidence of Payments. Upon written request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by Borrower or by Administrative Agent to a Governmental Authority as provided in this Section 2.1, Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A), (B) and (D) of Section 2.1(e)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of Borrower or Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit “K-1” to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, and “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit “K-2” or Exhibit “K-3”, IRS Form W-

9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit “K-4” on behalf of each such direct and indirect partner.
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrower with respect to which Borrower has paid additional amounts pursuant to this Section 2.1, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.1 with respect to the Taxes giving right to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such

Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the written request of the Recipient, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.1(f), in no event will the applicable Recipient be required to pay any amount to Borrower pursuant to this Section 2.1(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.1(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.
(g)    [Intentionally Omitted.]
(h)    Survival. Each party’s obligations under this Section 2.1 shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.
2.2    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund the Loan, including Additional Advances, whose interest is determined by reference to the London Interbank Offered Rate, or to determine or charge interest rates based upon the London Interbank Offered Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank eurodollar market, then, on notice thereof by such Lender to Borrower through Administrative Agent, (a) any obligation of such Lender to make or continue LIBOR Rate Advances or to convert Base Rate Principal to LIBOR Rate Principal shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances the interest rate on which is determined by reference to the LIBOR Daily Floating Rate component of the Base Rate, the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the LIBOR Daily Floating Rate component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all LIBOR Rate Principal of such Lender to Base Rate Principal (the interest rate on which Base Rate Principal of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the LIBOR Daily Floating Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Principal to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Principal and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Daily Floating Rate, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the

LIBOR Daily Floating Rate component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Daily Floating Rate.
2.3    Inability to Determine Rates. If in connection with any LIBOR Rate Election or a conversion to or continuation of any LIBOR Rate Principal, (a) Administrative Agent determines that (i) U.S. Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Election or LIBOR Rate Principal, or (ii) adequate and reasonable means do not exist for determining the London Interbank Offered Rate for any requested Interest Period with respect to a proposed LIBOR Rate Advance or the LIBOR Daily Floating Rate in connection with any existing or proposed Base Rate Principal, or (b) Required Lenders determine that for any reason the LIBOR Rate for any LIBOR Rate Election will not adequately and fairly reflect the cost to Lenders of funding such LIBOR Rate Advance, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of Lenders to make or maintain LIBOR Rate Advances shall be suspended (to the extent of the affected LIBOR Rate Principal or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Daily Floating Rate component of the Base Rate, the utilization of the LIBOR Daily Floating Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of Required Lenders) revokes such notice. Upon receipt of such revocation notice from Administrative Agent, Borrower may revoke any pending LIBOR Rate Election for a borrowing of, conversion to or continuation of LIBOR Rate Principal (to the extent of the affected LIBOR Rate Principal or Interest Periods) or, failing that, will be deemed to have converted such LIBOR Rate Election into a request for a Base Rate Advance in the amount specified therein.
2.4    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank eurodollar market any other condition, cost or expense affecting this Agreement or any Note or the LIBOR Rate Advances made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any advance or other portion of the Loan the interest on which is determined by reference to the London Interbank Offered Rate or the LIBOR Daily Floating Rate (or of maintaining its obligation to make any such advance), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, any Note, the Commitments of such Lender or the advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.4(a) or Section 2.4(b) and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)    Delay in Responses. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.4 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.4 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).
2.5    Compensation for Losses. Within fifteen (15) days of written demand by any Lender (with a copy to Administrative Agent) from time to time (and at the time of any prepayment), Borrower shall compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any LIBOR Rate Principal on a day other than the last day of the Interest Period for such LIBOR Rate Principal (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, including acceleration upon any transfer or conveyance of any right, title or interest in the Property giving Administrative Agent on behalf of Lenders the right to accelerate the maturity of the Loan);

(b)    any failure by Borrower (for a reason other than the failure of such Lender to make a LIBOR Rate Advance) to prepay, borrow, continue or convert any LIBOR Rate Principal on the date or in the amount notified by Borrower in any LIBOR Rate Election, Draw Request or otherwise; or
(c)    any assignment of a LIBOR Rate Advance other than on the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 9.12, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such LIBOR Rate Advance or from fees payable to terminate the deposits from which such funds were obtained (collectively, “Consequential Loss”). Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by Borrower to Lenders under this Section 2.5, each Lender shall be deemed to have funded each LIBOR Rate Advance made by it at the London Interbank Offered Rate for such advance by a matching deposit or other borrowing in the London interbank eurodollar market for comparable amount and for a comparable period, whether or not such LIBOR Rate Advance was in fact so funded. The foregoing notwithstanding, the amounts of the Consequential Loss shall never be less than zero or greater than is permitted by applicable Law. All of Borrower’s obligations under this Section 2.5 shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations, and shall not be waived by any delay by Administrative Agent or Lenders in seeking such compensation.
2.6    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.4, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.1, or if any Lender gives a notice pursuant to Section 2.2, then at the written request of Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.1 or 2.4 in the future, or eliminate the need for the notice pursuant to Section 2.2, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, as the case may be. Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment within ten (10) days of written demand of such Lender.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.4, or if Borrower are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.6(a), Borrower may replace such Lender in accordance with Section 9.12.
2.7    Survival. All of Borrower’s obligations under this Article 2 shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.
ARTICLE 3 - ADDITIONAL ADVANCES
3.1    Advances after the Initial Advance. Following receipt and approval of a Draw Request and all supporting documentation and information reasonably required by Administrative Agent, and satisfaction of conditions set forth on Exhibit “C-1” attached hereto, Administrative Agent will determine the amount of the requested advance of Loan proceeds that will be the subject of such advance (each such advance being an “Additional Advance”) Lenders shall make in accordance with this Agreement. All Additional Advances shall be used to pay or reimburse Borrower for costs and expenses incurred by Borrower for Tenant Improvements and Leasing Commissions.
3.2    Procedure.
(a)    Following receipt of a Draw Request, Administrative Agent shall promptly provide each Lender with a copy of the Draw Request. Administrative Agent shall notify each Lender telephonically (with confirmation by electronic mail) or by electronic mail (with confirmation by telephone) not later than 1:00 p.m. Administrative Agent’s Time two (2) Business Days prior to the Additional Advance Funding Date for Additional Advances which will be LIBOR Rate Advances, and one (1) Business Day prior to the Additional Advance Funding Date for all other Additional Advances, of its Pro Rata Share of the amount Administrative Agent has determined shall be advanced in connection therewith (“Additional Advance Amount”). In the case of an Additional Advance, each Lender shall make the funds for its Pro Rata Share of the Additional Advance Amount available to Administrative Agent not later than 11:00 a.m. Administrative Agent’s Time on the Funding Date thereof. After Administrative Agent’s receipt of the Additional Advance Amount from Lenders, Administrative Agent shall make proceeds of the Loan in an amount equal to the Additional Advance Amount (or, if less, such portion of the Additional Advance Amount that shall have been paid to Administrative Agent by Lenders in accordance with the terms hereof) available to Borrower on the applicable Funding Date by advancing such funds to Borrower in accordance with the provisions of Exhibit “C-1”.
(b)    Unless Administrative Agent shall have received notice from a Lender prior to the proposed Funding Date for Additional Advances which will be LIBOR Rate Advances (or, in the case of any other Additional Advances, prior to 12:00 p.m. (Administrative Agent’s Time) on such Funding Date) that such Lender will not make available to Administrative Agent such Lender’s Pro Rata Share of such Additional Advance Amount, Administrative Agent may assume that such Lender has made such Pro Rata Share available on such date in accordance with Section 3.2(a) (or, in the case of any Additional Advances other than LIBOR Rate Advances, that such Lender has made such Pro Rata Share available in accordance with, and at the time required by Section 3.2(a)) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its Pro Rata Share of the Additional Advance Amount available to Administrative Agent, then the applicable Lender agrees to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing. If such Lender pays its Pro Rata Share of the applicable Additional Advance Amount to Administrative Agent, then the amount so paid shall constitute such Lender’s Pro Rata Share of such Additional Advance Amount. Notwithstanding any provision to the contrary set forth herein or in any other Loan Documents, in no event shall Administrative Agent have any obligation to disburse any Additional Advance Amount to Borrower unless and until Administrative Agent has received from each Lender immediately available funds in an amount equal to each such Lender’s Pro Rata Share of the Additional Advance Amount.
(c)    If any Lender makes available to Administrative Agent funds for any Additional Advances to be made by such Lender as provided in the foregoing provisions of this Section 3.2, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Additional Advance set forth in Exhibit “C-1” or elsewhere in this Agreement are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Additional Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Additional Advance in any particular place or manner.
ARTICLE 4 - AFFIRMATIVE COVENANTS
Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:
4.1    Compliance with Laws; Use of Proceeds. Borrower shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting Borrower or the Property. Borrower shall use all proceeds of the Loan for business purposes which are not in contravention of any Law or any Loan Document.
4.2    Inspections; Cooperation. Borrower shall permit representatives of Administrative Agent to enter upon the Land, to inspect the Improvements and any and all materials to be used in connection with any construction at the Property, including any construction of tenant improvements, to examine all detailed plans and shop drawings and similar materials as well as all books and records of Borrower (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of Borrower. Borrower shall at all times cooperate and use commercially reasonable efforts to cause each and every one of its contractors, subcontractors and material suppliers to cooperate with the representatives of Administrative Agent in connection with or in aid of the performance of Administrative Agent’s functions under this Agreement. Except in the event of an emergency, Administrative Agent shall give Borrower at least twenty-four hours’ notice by telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section.
4.3    Payment and Performance of Contractual Obligations. Subject to the terms of Section 5.1 of the Deed of Trust, Borrower shall perform in a timely manner all of its obligations under any and all contracts and agreements (in accordance with the terms thereof) related to any construction activities at the Property or the maintenance or operation of the Improvements, and Borrower will pay before they become delinquent all bills for services or labor performed and materials supplied in connection with such construction, maintenance and/or operation. Within thirty (30) days after the filing of any mechanic’s lien or other lien or encumbrance against the Property, Borrower will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Administrative Agent’s and Lenders’ security has been protected by the filing of a bond or otherwise in a manner reasonably satisfactory to Administrative Agent in its reasonable discretion, Borrower shall have the right to contest in good faith any claim, lien or encumbrance, provided that Borrower does so diligently and without prejudice to Administrative Agent or any Lender or delay in completing construction of any tenant improvements.
4.4    Insurance. Borrower shall maintain the following insurance at its sole cost and expense:
(a)    Insurance against Casualty to the Property under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Such insurance shall name Administrative Agent as the mortgagee and loss payee. Unless otherwise agreed in writing by Administrative Agent, such insurance shall be for the full insurable value of the Property on a replacement cost basis, with a deductible amount, if any, reasonably satisfactory to Administrative Agent. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the Property, including tenant improvements (excluding excavation costs and costs of underground flues, pipes, drains and other uninsurable items). For purposes of the foregoing requirements, the policy coverages and amounts existing at the closing of the Loan shall satisfy the property insurance requirements in effect as of the date hereof.
(b)    Commercial (also known as comprehensive) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to

Administrative Agent with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Administrative Agent as an additional insured.
(c)    Workers’ compensation insurance for all employees of Borrower in such amount as is required by Law and including employer’s liability insurance, if required by Administrative Agent.
(d)    During any period of construction of tenant improvements, Borrower shall maintain, or cause others to maintain, such insurance as may be required by Administrative Agent of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of materials stored at or upon the Property. During any period of other construction upon the Property, Borrower shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the Property.
(e)    If at any time any portion of any structure on the Property is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy on the structure and Borrower owned contents in form and amount acceptable to Administrative Agent but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.
(f)    Loss of rental value insurance or business interruption insurance in an amount equal to twelve (12) months of the projected gross income of the Property and an extended period of indemnity endorsement providing an additional twelve (12) months’ loss of rental value or business interruption insurance after the Property has been restored or until the projected gross income returns to the level that existed prior to the loss, whichever is first to occur.
(g)    The Environmental Insurance Policy.
Such other and further insurance as may be required from time to time by Administrative Agent in order to comply with regular requirements and practices of Administrative Agent in similar transactions including, if required by Administrative Agent, boiler and machinery insurance, pollution liability insurance, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Administrative Agent from time to time.
Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Administrative Agent without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with the applicable Borrower, (iii) shall provide that such policy shall not be canceled or modified for nonpayment of premiums without at least ten (10) days’ prior written Notice to Administrative Agent, or for any other reason without at least thirty (30) days’ prior written Notice to Administrative Agent, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall promptly pay all premiums prior to delinquency on such insurance and, not less than five (5) days prior to the expiration dates of each such policy, Borrower will deliver to Administrative Agent evidence satisfactory to Administrative Agent of the renewal or replacement of such policy continuing insurance in the form required herein and payment of premiums for any such policies within ten (10) days of the availability of same. Borrower will immediately give Notice to Administrative Agent of any cancellation of, or change in, any insurance policy. If Borrower fails to maintain any insurance and pay the premiums for such insurance as required by this Agreement, Administrative Agent may obtain such insurance or pay such premiums on behalf of Borrower, provided that Administrative Agent has provided to Borrower not less than two (2) Business Days’ prior Notice. Borrower will promptly pay to Administrative Agent all amounts paid by Administrative Agent for the foregoing. Such amounts shall be secured by the Deed of Trust. Administrative Agent shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Administrative Agent’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions (which approval shall not be unreasonably withheld).
4.5    Adjustment of Condemnation and Insurance Claims. Borrower shall give prompt Notice to Administrative Agent of any Casualty or any Condemnation or threatened Condemnation. Administrative Agent is authorized, at its sole and absolute option and upon prior written notice to Borrower, to commence, appear in and prosecute, in its own or Borrower’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In such case, Administrative Agent shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom all of its Expenses. However, so long as no Event of Default has occurred and Borrower is diligently pursuing its rights and remedies with respect to a Claim, Administrative Agent will obtain Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Administrative Agent’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Administrative Agent of any Condemnation Award or Insurance Proceeds, the Property shall have been sold pursuant to the provisions of the Deed of Trust, Administrative Agent shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Deed of Trust shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Administrative Agent for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to Borrower, Borrower shall receive the same in trust for Administrative Agent. Within ten (10) days after Borrower’s receipt of any Condemnation Awards or Insurance Proceeds, Borrower shall deliver such awards or proceeds to

Administrative Agent in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Administrative Agent; provided, however, so long as no Default or Event of Default has occurred and is continuing, a Condemnation award of less than $1,000,000 with respect to any single Condemnation, and Insurance Proceeds of less than $1,000,000 with respect to any single Casualty, may be retained by Borrower, which funds shall be used by Borrower to restore the Property. Borrower agrees to execute and deliver from time to time, upon the written request of Administrative Agent, such further instruments or documents as may be reasonably requested by Administrative Agent to confirm the grant and assignment to Administrative Agent of any Condemnation Awards or Insurance Proceeds.
4.6    Utilization of Net Proceeds.
(a)    Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the Property. Net Proceeds shall be utilized for the restoration of the Property, but only if no Default shall exist and only if in the reasonable judgment of Administrative Agent (i) there has been no material adverse change in the financial viability of the Improvements and (ii) the Net Proceeds, together with other funds deposited with Administrative Agent for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications reasonably approved by Administrative Agent. Otherwise, Net Proceeds shall be utilized for payment of the Obligations.
(b)    If Net Proceeds are to be utilized for the restoration of the Property, the Net Proceeds, together with any other funds deposited with Administrative Agent for that purpose, must be deposited in a Borrower’s Deposit Account, which shall be an interest-bearing account, with all accrued interest to become part of Borrower’s deposit. Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Borrower’s Deposit Account for federal and applicable state and local tax purposes. Administrative Agent shall have the exclusive right to manage and control all funds in the Borrower’s Deposit Account, but Administrative Agent shall have no fiduciary duty with respect to such funds. Administrative Agent will advance the deposited funds from time to time to Borrower for the payment of costs of restoration of the Property upon presentation of evidence acceptable to Administrative Agent that such restoration has been completed satisfactorily and lien-free. Any account fees and charges may be deducted from the balance, if any, in the Borrower’s Deposit Account. Borrower grants to Administrative Agent a security interest in the Borrower’s Deposit Account and all funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Administrative Agent shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrower’s Deposit Account may be established and held in such name or names as Administrative Agent shall deem appropriate, including in the name of Administrative Agent. Borrower hereby constitutes and appoints Administrative Agent and any officer or agent of Administrative Agent its true and lawful attorneys-in-fact with full power of substitution to open the Borrower’s Deposit Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section 4.6. To the extent permitted by Law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.
4.7    Management. Borrower at all times shall provide for the competent and responsible management and operation of the Property. At all times, Borrower shall cause the Property to be managed by an Approved Manager. All management contracts affecting the Property shall be terminable upon thirty (30) days’ written notice without penalty or charge (except for unpaid accrued management fees). All management contracts must be approved in writing by Administrative Agent prior to the execution of the same (which approval shall not be unreasonably withheld).
4.8    Books and Records; Financial Statements; Tax Returns. Borrower shall provide or cause to be provided to Administrative Agent all of the following:
(a)    Unaudited Financial Statements of Borrower for each fiscal year, as soon as reasonably practicable and in any event within one hundred-twenty (120) days after the close of each fiscal year.
(b)    Unaudited Financial Statements of Guarantor: (i) for each fiscal year, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year, and (ii) for each fiscal quarter, as soon as reasonably practicable and in any event within sixty (60) days after the close of each fiscal quarter. In the event that KBS Strategic Opportunity REIT, Inc. shall no longer file with the Securities and Exchange Commission fiscal year-end audited consolidated financial statements which include the results of operation of Guarantor, either (i) the financial statements of Guarantor to be delivered to Administrative Agent shall be audited by a third-party certified public accountant reasonably satisfactory to Administrative Agent, or (ii) Guarantor shall deliver to Administrative Agent audited consolidated financial statements of KBS Strategic Opportunity REIT, Inc. which include the results of operation of Guarantor.
(c)    (i) Prior to the beginning of each fiscal year of Borrower, a capital and operating budget for the Property; and (ii) for each fiscal quarter (and for the fiscal year through the end of that fiscal quarter) (A) property operating statements which include all income and expenses in connection with the Property, including in each case a comparison to the budget, (B) rent rolls, and (C) a current leasing status report (including tenants’ names, occupied tenant space, lease terms, rents, vacant space and proposed rents), as soon as reasonably practicable but in any event within sixty (60) days after the end of each such fiscal quarter, certified in writing as true and correct by a representative of Borrower reasonably satisfactory to Administrative Agent.  Items provided under this Section shall be in form and detail reasonably satisfactory to Administrative Agent.
(d)    From time to time promptly after Administrative Agent’s or, subject to the provisions of Section 4.8(e), any Lender’s reasonable request, such additional information, reports and statements respecting the Property of Borrower and the Improvements of Borrower, or the business operations and financial condition of each reporting party, as Administrative Agent or any Lender, subject to the provisions of Section 4.8(e), may reasonably request.

Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. All Financial Statements shall be in form and detail satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Administrative Agent to certify that the Financial Statements are furnished to Administrative Agent in connection with the extension of credit by Administrative Agent and constitute, to the knowledge of such reporting party, a true and correct statement of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to Administrative Agent. All fiscal year‑end Financial Statements of Borrower and Guarantor may be prepared by the reporting party. All quarterly Financial Statements may be prepared by the applicable reporting party and shall include a minimum of a balance sheet, income statement, and statement of cash flow. Borrower shall provide, upon Administrative Agent’s request, convenient facilities for the audit and verification of any such statement. Additionally, Borrower will provide Administrative Agent at Borrower’s expense with all evidence that Administrative Agent may from time to time reasonably request as to compliance with all provisions of the Loan Documents. Borrower shall promptly notify Administrative Agent of any event or condition that could reasonably be expected to have a material adverse change in the financial condition of Borrower, of Guarantor (if known by Borrower), or in the construction progress of the Improvements.
(e)    Any request by any Lender to Borrower or Guarantor pursuant to this Agreement or any other Loan Document must be made by such Lender first notifying Administrative Agent of such Lender’s request, and Administrative Agent then making such request (which Administrative Agent agrees to do promptly after receiving any request from a Lender) to Borrower or Guarantor, as applicable, on behalf of such Lender; it being understood and agreed that no Lender shall directly contact Borrower or Guarantor to make any request and that all such requests must be made through Administrative Agent.
(f)    In addition, commencing with the period ending on June 30, 2015, within sixty (60) days of June 30 and December 31 of each year, Borrower shall deliver to Administrative Agent a certification, together with any additional evidence Administrative Agent may reasonably require, as to Borrower’s compliance with the requirements of Section 4.22.
4.9    Estoppel Certificates. Within ten (10) days after any request by Administrative Agent or a proposed assignee or purchaser of the Loan or any interest therein, Borrower shall certify in writing to Administrative Agent, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower, to Borrower’s knowledge, claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.
4.10    Taxes; Tax Receipts. Borrower shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Deed of Trust. If Borrower fails, following demand, to provide Administrative Agent the tax receipts required under the Deed of Trust, without limiting any other remedies available to Administrative Agent, Administrative Agent may, at Borrower’s sole expense, obtain and enter into a tax services contract with respect to the Property with a tax reporting agency satisfactory to Administrative Agent.
4.11    Administrative Agent’s Rights to Pay and Perform. If, after written notice, Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Administrative Agent, without further Notice to or demand upon Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower. Administrative Agent may enter upon the Property for that purpose and take all action thereon as Administrative Agent considers necessary or appropriate.
4.12    Reimbursement; Interest. If Administrative Agent shall incur any Expenses or pay any Claims after delivery of any Notice required by the terms of this Agreement or any other Loan Document by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower against such Claims), Administrative Agent’s payment of such Expenses and Claims shall constitute advances to Borrower which shall be paid by Borrower to Administrative Agent on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note. Each advance shall be secured by the Deed of Trust and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Deed of Trust or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section.
4.13    Notification by Borrower. Borrower will promptly give Notice to Administrative Agent of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents. Borrower will also promptly give Notice to Lender of any claim of a default by Borrower, or any claim by Borrower of a default by any other party, under any property management contract or any Lease.
4.14    [Intentionally Omitted.]
4.15    Fees and Expenses. Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, Borrower will pay, when due, and if paid by Administrative Agent will reimburse Administrative Agent on demand for, all reasonable fees and expenses of any construction consultant (if any), the title insurer, environmental engineers, appraisers, surveyors and Administrative Agent’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Administrative Agent’s or any Lender’s rights and remedies under any of the Loan Documents. Notwithstanding any provision to the contrary set forth in this Agreement or in any other Loan Document, except in any instance where, due to a legal conflict of interest, a single counsel cannot represent Administrative Agent and Lenders in connection with the enforcement of Administrative Agent’s or Lenders’ rights and remedies under any of the Loan Documents (in which event Lenders may employ, at Borrower’s expense, a single separate counsel to represent the interests of Lenders in connection with the enforcement of Lenders’

rights and remedies under any of the Loan Documents), Borrower shall not be required to pay or reimburse any Lender for the costs and expenses of any counsel to any Lender.
4.16    Appraisals. Administrative Agent may obtain from time to time an appraisal of all or any part of the Property, prepared in accordance with written instructions from Administrative Agent, from a third-party appraiser satisfactory to, and engaged directly by, Administrative Agent at Administrative Agent’s cost and expense, except as provided below. The cost of any such appraisal, including any costs for internal review thereof, obtained by Administrative Agent in connection with any extension of the maturity of the Loan, and the cost of each such appraisal obtained by Administrative Agent following the occurrence of a Default, shall by borne by Borrower and shall be paid by Borrower on written demand by Administrative Agent . Administrative Agent shall provide a copy of such appraisal to each Lender promptly after receipt. In addition, provided (a) no Default or Potential Default has occurred and is continuing, (b) Borrower has delivered to Administrative Agent Administrative Agent’s standard disclosure and indemnification agreements regarding appraisals, and (c) Borrower has reimbursed Administrative Agent for the cost of such appraisal, including any costs for internal review thereof, to the extent required by this Section 4.16, Administrative Agent shall provide a copy of such appraisal to Borrower. Provided no Default or Potential Default has occurred and is continuing, Borrower shall have the right to request that Administrative Agent obtain, at Borrower’s sole cost and expense, including any costs for internal review thereof, a new appraisal of the Property.
4.17    Leasing and Tenant Matters. Borrower shall comply with the terms and conditions of Exhibit “D” in connection with the leasing of space within the Improvements. In addition, Borrower shall deposit with Administrative Agent on the date of Borrower’s receipt thereof any and all termination fees or other similar funds in excess of $250,000.00 paid by a tenant in connection with such tenant’s election to exercise an early termination option contained in its respective Lease or otherwise (the “Termination Fee Deposit”).  The Termination Fee Deposit shall be deposited into an interest-bearing account maintained with Administrative Agent for the benefit of Borrower. Administrative Agent shall make the Termination Fee Deposit available to reimburse Borrower for Tenant Improvements and Leasing Commissions paid with respect to reletting the vacated space at the Property which shall be disbursed in accordance with the terms and conditions of Exhibit “C-1” attached hereto. After a vacated space has been re-leased to another tenant, any amounts remaining under the Termination Fee Deposit shall, at Borrower’s election, be returned to Borrower or be applied to repay a portion of the outstanding balance of the Loan. If a Default has occurred and is continuing, then Administrative Agent shall have the option to apply the Termination Fee Deposit to repay a portion of the outstanding principal balance of the Loan in accordance with Section 1.5 of this Agreement. Notwithstanding the foregoing, so long as no Default or Potential Default has occurred and is continuing, Administrative Agent shall, after any Release Pad has been released pursuant to Section 9.29 hereof, refund to Borrower all Termination Fee Deposits applicable to any Improvements situated on such Release Pad.
4.18    Preservation of Rights. Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower’s business thereon or therefrom.

4.19    Income from Property. Borrower shall pay all costs and expenses associated with the ownership, maintenance, operation and leasing of the Property, including all amounts then required to be paid under the Loan Documents, in accordance with the terms of this Agreement and the other Loan Documents. No income derived from the Property, including any income from the Leases, shall be distributed or paid to any member, partner, shareholder or, if Borrower is a trust, to any beneficiary or trustee, following the occurrence and during the continuation of any Default with respect to which Administrative Agent has provided Notice to Borrower.
4.20    [Intentionally Omitted]
4.21    Swap Contracts. In the event that Borrower shall elect to enter into a Swap Contract with Swap Counterparty, Borrower shall comply with all of the terms and conditions of Exhibit “H” with respect to all Swap Contracts.
4.22    Debt Service Coverage Ratio.
(a)    As of each Test Date, the Property shall maintain an Ongoing Debt Service Coverage Ratio of not less than the Minimum Required Debt Service Coverage Ratio. If, as of any Test Date, the Property does not meet such Minimum Required Debt Service Coverage Ratio, Borrower shall (in its sole discretion) have the right to, within ten (10) Business Days after receipt of written notice from Administrative Agent, either (i) deposit into an interest-bearing account of Borrower maintained with Administrative Agent (the “Interest Reserve Account”) an amount, reasonably determined by Administrative Agent, equal to the interest that is anticipated to accrue on the Loan for the six (6) month period following such Test Date, using (A) with respect to any portion of the outstanding principal balance of the Loan which is not subject to a Swap Contract, the then current Base Rate plus one-quarter of one percent (0.25%) per annum), or (B) with respect to any portion of the outstanding principal balance of the Loan which is subject to a Swap Contract, the fixed rate payable by Borrower under such Swap Contract, or (ii) repay the Loan in an amount sufficient to cause the Ongoing Debt Service Coverage Ratio to at least equal the Minimum Required Debt Service Coverage Ratio. If as of the next succeeding Test Date the Ongoing Debt Service Coverage Ratio shall equal or exceed the Minimum Required Debt Service Coverage Ratio, provided that no Default exists, any funds held in the Interest Reserve Account will be released to Borrower.
(b)    Should the Ongoing Debt Service Coverage Ratio be less than the Minimum Required Debt Service Coverage Ratio for two (2) consecutive Test Dates, Borrower must, within ten (10) Business Days after receipt of written notice from Administrative Agent, repay principal of the Loan outstanding in an amount sufficient to cause the Ongoing Debt Service Coverage Ratio to be at least 1.35:1.00 as of such second Test Date. Provided that no Default exists, any amounts then on deposit in the Interest Reserve Account may be applied by Borrower toward any such required payment. Any amounts remaining on deposit in the Interest Reserve Account following any payment made by Borrower to cause the Ongoing Debt Service Coverage Ratio to be at least 1.35:1.00 shall, provided no Default exists, be returned to Borrower.
(c)    The Interest Reserve Account shall be subject to a security interest granted to Lender as security for the Obligations pursuant to the Security Agreement (Interest Reserve Account). Upon the occurrence of a Default, Administrative Agent may exercise its rights and remedies with respect to the Interest Reserve Account to the extent provided in the Security Agreement (Interest Reserve Account).
(d)    Borrower may direct that amounts on deposit in the Interest Reserve Account be applied to the outstanding principal balance of the Loan (including, without limitation, any principal repayment of the Loan required as a condition to any extension of the Maturity Date or required for a release of any portion of the Property pursuant to Section 9.29), provided (i) no Default exists, and (ii) after giving effect to such application, the Ongoing Debt Service Coverage Ratio is at least 1.20:1.00.
(e)    Upon the full and final satisfaction of the Obligations, Lender shall release all funds then remaining on deposit in the Interest Reserve Account and promptly remit the same to the party or parties legally entitled thereto.
ARTICLE 5 - NEGATIVE COVENANTS
Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:
5.1    Conditional Sales. Borrower shall not incorporate in the Improvements any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of Administrative Agent.
5.2    Insurance Policies and Bonds. Borrower shall not do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with any construction at the Property, including any construction of tenant improvements.
5.3    Commingling. Borrower shall not commingle the funds and other assets of Borrower with those of any Affiliate or any other Person.
5.4    Additional Debt. Borrower shall not incur any debt for borrowed money, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan, and (b) advances or trade debt or accrued expenses incurred in the ordinary course of business of operating the Property. No other debt may be secured by a lien on, or security interest in, the Property, whether senior, subordinate or pari passu, other than a lien or security interest which constitutes a Permitted Encumbrance (as defined in the Deed of Trust).
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES
Borrower makes the following representations and warranties to Administrative Agent and each Lender as of the date hereof and as of the date of each advance hereunder:
6.1    Organization, Power and Authority of Borrower; Loan Documents. Borrower (a) is a limited liability company duly organized, existing and in good standing under the laws of the state in which it is organized and is duly qualified to do business and in good standing in the state in which the Land is located (if different from the state of its formation) and in any other state where the nature of Borrower’s business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower. The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by laws generally affecting the enforcement of creditors’ rights.
6.2    Other Documents; Laws. The execution and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower, or any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which Borrower is subject.
6.3    Taxes. To Borrower’s knowledge and belief, Borrower has filed all federal, state, county and municipal Tax returns required to have been filed by Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by Borrower.
6.4    Legal Actions. There are no material Claims or investigations by or before any court or Governmental Authority, with respect to which Borrower has been served, or to the best of Borrower’s knowledge and belief, threatened against or affecting Borrower, Borrower’s business or the Property. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting Borrower or the Property.
6.5    Nature of Loan. Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.
6.6    Trade Names. Borrower conducts its business solely under the name set forth in the Preamble to this Agreement and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Administrative Agent in writing.
6.7    Financial Statements. The financial statements heretofore delivered by Borrower and Guarantor to Administrative Agent are true and correct in all material respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.
6.8    No Material Adverse Change. No material adverse change has occurred in the financial conditions reflected in the financial statements of Borrower or Guarantor since the respective dates of such statements, and no material additional liabilities have been incurred by

Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Administrative Agent.
6.9    ERISA and Prohibited Transactions. As of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Administrative Agent of any of its rights under the Deed of Trust or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Administrative Agent and, subject to the provisions of Section 4.8(e), each Lender such certifications or other evidence of compliance with the provisions of this Section as Administrative Agent or, subject to the terms of Section 4.8(e), any Lender may from time to time request.
6.10    Compliance with Laws and Zoning and Other Requirements; Encroachments. To Borrower’s knowledge and belief, Borrower is in compliance with the requirements of all applicable Laws. To Borrower’s knowledge and belief, the use of the Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land. To Borrower’s knowledge and belief, all use and other requirements of any Governmental Authority having jurisdiction over the Property have been satisfied. To Borrower’s knowledge and belief, no violation of any Law exists with respect to the Property. To Borrower’s knowledge and belief, and except as may be disclosed in the Survey, the Improvements are constructed entirely on the Land and do not encroach upon any easement or right-of-way, or upon the land of others. To Borrower’s knowledge and belief, and except as may be disclosed in the Survey, (i) the Improvements comply with all applicable building restriction lines and set-backs, however established, and (ii) are in strict compliance with all applicable use or other restrictions and the provisions of all applicable agreements, declarations and covenants and all applicable zoning and subdivision ordinances and regulations. Notwithstanding the foregoing, the representations and warranties set forth in this Section 6.10 are qualified by any information and disclosures set forth in any zoning report delivered by Borrower to Administrative Agent in connection with the closing of the Loan.
6.11    Certificates of Occupancy. To Borrower’s knowledge and belief, all certificates of occupancy and other permits and licenses necessary or required in connection with the use and occupancy of the Improvements have been validly issued.
6.12    Utilities; Roads; Access. To Borrower’s knowledge and belief, all utility services necessary for the operation of the Improvements for their intended purposes have been fully installed, including telephone service, cable television, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication, and the capacity to send and receive wireless communication. To Borrower’s knowledge and belief, all roads and other accesses necessary to serve the Land and Improvements have been completed, are serviceable in all weather, and where required by the appropriate Governmental Authority, have been dedicated to and formally accepted by such Governmental Authority.
6.13    Other Liens. Except for contracts for labor, materials and services furnished or to be furnished in connection with any construction at the Property, including any construction of tenant improvements, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property.
6.14    No Defaults. To Borrower’s knowledge and belief, (i) there is no Default or Potential Default under any of the Loan Documents, and (ii) there is no default or event of default under any material contract, agreement or other document related to the construction or operation of the Improvements.
6.15    Draw Request. As a condition to each draw request or other request for an advance hereunder and each receipt of the funds requested thereby, Borrower’s representations and warranties set forth in this Agreement shall be true and correct as of the date of the draw request or other request for an advance.
6.16    No Broker. Except as expressly disclosed by Borrower to Administrative Agent in writing, no financial advisers, brokers, underwriters, placement agents, agents or finders have been dealt with by Borrower, Guarantor or any Affiliate thereof in connection with the Loan.
6.17    Not a Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Code. Without limiting the foregoing, Borrower is not a foreign corporation, foreign partnership, foreign trust, foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Code).
6.18    Sanctions. Neither Borrower, Guarantor, any subsidiary of Borrower or Guarantor nor, to Borrower’s knowledge, any other Affiliate of Borrower, Guarantor or any subsidiary of Borrower or Guarantor or any of the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Borrower, Guarantor or any of Borrower’s or Guarantor’s subsidiaries or other Affiliates, is an individual or entity currently the subject of any Sanctions, nor is Borrower, Guarantor or any subsidiary of Borrower or Guarantor located, organized or resident in a Designated Jurisdiction.
ARTICLE 7 - DEFAULT AND REMEDIES
7.1    Events of Default. The occurrence of any one of the following shall be a default under this Agreement (“Default”):
(a)    Borrower fail(s) to pay any Obligation under this Agreement within five (5) business days after the same becomes due, whether on the scheduled due date or upon acceleration, maturity or otherwise.
(b)    A Default or Event of Default (as defined therein) occurs under any Note, the Deed of Trust or any other Loan Document, or Borrower or Guarantor fails to promptly pay,

perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents within any applicable grace or cure period, or, if no cure period is specified, any such failure continues uncured for a period of thirty (30) days after Notice from Administrative Agent or any Lender to Borrower, unless (i) such failure, by its nature, is not capable of being cured within such period, (ii) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (iii) Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Administrative Agent or any Lender.
(c)    Any information contained in any financial statement, schedule, report or any other document delivered by Borrower or Guarantor to Administrative Agent or any Lender in connection with the Loan proves at any time not to be in all material respects true and accurate, or Borrower or Guarantor shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Administrative Agent or any Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.
(d)    Borrower fails to deposit funds into the Borrower’s Deposit Account subject to and as required by the provisions of Section 4.5 and Section 4.6, within ten (10) Business Days from the effective date of a Notice from Administrative Agent requesting such deposit, or Borrower fails to deliver to Administrative Agent any Condemnation Awards or Insurance Proceeds within ten (10) days after Borrower’s receipt thereof.
(e)    Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 4.4.
(f)    Borrower fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this Article VII), and such failure continues uncured for a period of thirty (30) days after Notice from Administrative Agent to Borrower, unless (i) such failure, by its nature, is not capable of being cured within such period, and (ii) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (iii) Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Administrative Agent.
(g)    Any permit, license, certificate or approval that Borrower is required to obtain with respect to any construction activities at the Property or the operation, leasing or maintenance of the Improvements or the Property lapses or ceases to be in full force and effect for a period of thirty (30) days, unless (i) the failure to maintain any such permit, license, certificate or approval, by its nature, is not capable of being cured within such period, (ii) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (iii) Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Administrative Agent.

(h)    A lien for the performance of work or the supply of materials filed against the Property, or any stop notice served on Borrower, any contractor of Borrower, Administrative Agent or any Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service in violation of the terms of Section 4.3 above.
(i)    Borrower or Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against Borrower or Guarantor and such involuntary bankruptcy petition continues undismissed for a period of ninety (90) days after the filing thereof.
(j)    Borrower or Guarantor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of Borrower, Guarantor, the Property, or all or substantially all of the other assets of Borrower or Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of Borrower, Guarantor, the Property, or all or substantially all of the other assets of Borrower or Guarantor, but only if any of the foregoing is not dismissed within ninety (90) days after such appointment, judgment or decree.
(k)    Borrower or Guarantor admits in writing its inability or fails generally to pay its debts as they become due (other than principal of the Loan due at maturity).
(l)    A final nonappealable judgment for the payment of money involving more than $1,000,000 is entered against Borrower, and Borrower fails to discharge the same, or fails to cause it to be discharged or bonded off to Administrative Agent’s satisfaction, within thirty (30) days from the date of the entry of such judgment.
(m)    Unless the written consent of Administrative Agent is previously obtained, all or substantially all of the business assets of Borrower or Guarantor are sold, Borrower or Guarantor is dissolved, or there occurs any change in the form of business entity through which Borrower or Guarantor presently conducts its business or any merger or consolidation involving Borrower or Guarantor.
(n)    Without the prior written consent of Administrative Agent (which consent may be conditioned, among other matters, on the issuance of a satisfactory endorsement to the title insurance policy insuring Administrative Agent’s interest under the Deed of Trust), the controlling interest in Borrower ceases to be owned, directly or indirectly, by KBS Strategic Opportunity Limited Partnership, a Delaware limited partnership.
7.2    Remedies. Upon the occurrence and during the continuance of a Default, Administrative Agent at its election may (but shall not be obligated to) without the consent of and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Law, equity or otherwise, including (a) declaring any and all Indebtedness immediately due and payable (provided that, without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under any Debtor Relief Law, any obligation of Lenders to make advances, including Additional Advances, shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Administrative Agent or Lenders); (b) reducing any claim to judgment; (c) obtaining appointment of a receiver (to which Borrower hereby consents) and/or judicial or nonjudicial foreclosure under the Deed of Trust; (d) terminating Lenders’ Commitments; (e) in its own name on behalf of the Lenders or in the name of Borrower, entering into possession of the Property, leasing and operating the Property, performing all work and constructing Improvements; and (f) setting-off and applying, to the extent thereof and to the maximum extent permitted by Law, sums in the Interest Reserve Account, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Borrower against any Indebtedness.
Borrower hereby appoints Administrative Agent as Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in Borrower’s name upon the occurrence and during the continuance of a Default: (i) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (ii) prosecute or defend any action or proceeding incident to the Property; (iii) pay, settle, or compromise all bills and claims regarding the Property; (iv) perform the obligations and exercise the rights of Borrower under all Leases, guaranties and other agreements to which it is a party or by which the Property is bound, enter into Leases, guaranties and other agreements regarding the Property and pay all leasing, operating and capital expenses of the Property; and (v) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements of the Property. Neither Administrative Agent nor any Lender shall have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent.
ARTICLE 8 -— ADMINISTRATIVE AGENT
8.1    Appointment and Authorization of Administrative Agent.
(a)    Each Lender hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Borrower, without further inquiry or investigation, shall, and are hereby authorized by Lenders to, assume that all actions taken by Administrative Agent hereunder and in connection with or under the Loan Documents are duly authorized by Lenders and Borrower shall be entitled to rely on Administrative Agent’s acknowledgment of consent and approvals when required under the Loan Documents. The term “agent” herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. With respect to any matter that requires, in accordance with the terms hereof or of any other Loan Document, the consent or approval of any or all Lenders, Borrower shall be entitled to conclusively rely on any written notification provided by Administrative Agent to Borrower that such consent or approval has been obtained.
(b)    Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, and its duties and responsibilities shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and no implied covenants, functions, responsibilities, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent or its Related Parties;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower, Guarantor or any of their Related Parties that is communicated to or obtained by the Person serving as Administrative Agent or any of its Related Parties in any capacity.
(c)    No individual Lender or group of Lenders shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of Borrower or any other party pursuant to the Loan Documents, or otherwise. All such rights, on behalf of Administrative Agent or any Lender or Lenders, shall be held and exercised solely by and at the option of Administrative Agent for the pro rata benefit of the Lenders. Such rights, however, are subject to the rights of a Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including (i) the determination if and to what extent matters or items subject to Administrative Agent’s satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, Article 7 or pursuant to any other Loan Document and any action so taken or not taken shall be deemed consented to by Lenders.
(d)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Guarantor or any other Person liable for any part of the Indebtedness, no individual Lender or group of Lenders shall have the right, and Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower or any other Person) shall be exclusively entitled and empowered on behalf of itself and the Lenders, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 4.15 allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 4.15.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of Lenders except as approved by the Required Lenders or to authorize Administrative Agent to vote in respect of the claims of Lenders except as approved by the Required Lenders in any such proceeding.
8.2    Delegation of Duties; Advice.
(a)    Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Loan as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(b)    Administrative Agent shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties. Administrative Agent shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel or other consultant experts.
8.3    Liability of Administrative Agent. Neither Administrative Agent nor any Related Party of Administrative Agent shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as Administrative Agent shall believe in good faith shall be necessary or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower, Guarantor, any subsidiary or Affiliate of Borrower or Guarantor, or any other Person, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. Neither Administrative Agent nor any Related Party of Administrative Agent shall be under any obligation to any Lender or participant or any other Person to inspect the properties, books or records of Borrower, Guarantor, any of their Related Parties or any other Person, or to ascertain or inquire into (u) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (v) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (w) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (x) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (y) the value or the sufficiency of any Collateral, or (z) the satisfaction of any condition set forth herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
8.4    Reliance by Administrative Agent; Authorized Signers. Administrative Agent is authorized to rely upon the continuing authority of the Authorized Signers to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the submission of Draw Requests and the selection of interest rates. Such authorization may be changed only upon written notice addressed to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent. Without limitation of the foregoing, Administrative Agent shall be entitled to rely, and shall be fully protected, and shall be indemnified by Lenders pursuant to Section 8.7, in relying, upon any writing , resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, telephone message, email or other electronic (including any Internet or intranet website posting or other distribution) communication, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. In determining compliance with any condition hereunder to the making of the Loan or any Additional Advance that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of the Loan or such Additional Advance. For purposes of determining compliance with the conditions specified in Exhibit “C”, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders if required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected, and shall be indemnified by Lenders pursuant to Section 8.7, in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or such greater number of Lenders as may be expressly required hereby in any instance, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders. In the absence of written instructions from the Required Lenders or such greater number of Lenders, as expressly required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or such greater number of Lenders. Notwithstanding anything to the contrary herein, in no event shall Administrative Agent be required to take any action that it determines may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and Administrative Agent shall be indemnified by Lenders pursuant to Section 8.7 with respect to such determination.
8.5    Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Potential Default unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement and describing such Default or Potential Default, and Administrative Agent determines that such Default or such Potential Default (if it were to become a Default) will have a Material Adverse Effect. Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to any such Default as may be requested by the Required Lenders in accordance with Article 7; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.
8.6    Credit Decision; Disclosure of Information by Administrative Agent.
(a)    Each Lender acknowledges that neither Administrative Agent nor any Related Party of Administrative Agent has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and Guarantor, shall be deemed to constitute any representation or warranty by Administrative Agent or any Related Party of Administrative Agent to any Lenders as to any matter, including whether Administrative Agent or any Related Party of Administrative Agent have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent or any Related Party of Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and Guarantor hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent or any Related Party of Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor.
(b)    Administrative Agent promptly after its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein. To the extent not already available to a Lender, Administrative Agent shall also provide each Lender and/or make available for such Lender’s inspection during reasonable business hours and at such Lender’s expense, promptly after such Lender’s written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent’s possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of Borrower, Guarantor or other Person liable for payment or performance by Borrower of any obligations under the Loan Documents, then in Administrative Agent’s possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent’s possession with respect to the Loan and bearing on the continuing creditworthiness of Borrower or Guarantor, or any of their respective Affiliates; provided that nothing contained in this Section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on Administrative Agent’s part; and provided, further, that Administrative Agent shall not be obligated to provide any Lender with any information in violation of Law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein). Except as set forth above, Administrative

Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or Guarantor or any of their respective Affiliates which may come into the possession of Administrative Agent or any Related Party of Administrative Agent.
8.7    Indemnification of Administrative Agent. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, LENDERS HEREBY INDEMNIFY ADMINISTRATIVE AGENT AND EACH RELATED PARTY OF ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF BORROWER AND WITHOUT LIMITING THE OBLIGATION OF BORROWER TO DO SO), PRO RATA, AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH RELATED PARTY OF ADMINISTRATIVE AGENT FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT, INCLUDING BEFORE, DURING AND AFTER ANY FORECLOSURE OF THE DEED OF TRUST, OTHER EXERCISE OF RIGHTS AND REMEDIES OR SALE OF THE PROPERTY, INCLUDING THOSE IN WHOLE OR PART ARISING FROM ADMINISTRATIVE AGENT’S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; provided, however, that no Lender shall be liable for the payment to Administrative Agent or any Related Party of Administrative Agent of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s own gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.7. All payments on account of the foregoing shall be due and payable ten (10) days after demand by Administrative Agent therefor. Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of Borrower, each Lender shall reimburse Administrative Agent within ten (10) days after demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by Administrative Agent as described in Section 4.15. The undertaking in this Section 8.7 shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all Obligations.
8.8    Administrative Agent in Individual Capacity. Administrative Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any party to the Loan Documents and their respective subsidiaries and other Affiliates as though Administrative Agent was not Administrative Agent hereunder, without notice to or consent of Lenders and without any duty to account therefor to Lenders. Lenders acknowledge that Borrower and Bank of America or its Affiliate have entered or may enter into Swap Transactions. Lenders shall have no right to share in any portion of any payments made by Borrower under the terms of such Swap Transactions (except and to the extent Lenders shall have participated with Bank of America or such Affiliate in such Swap Transactions). Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties’ Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Pro Rata Share of the Loan, Bank of America shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent or party to Swap Transactions, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.
8.9    Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to Lenders and Borrower. Additionally, if the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person, remove such Person as Administrative Agent. If Administrative Agent resigns or is so removed by the Required Lenders under this Agreement, the Required Lenders shall, (i) within thirty (30) days after receipt of Administrative Agent’s notice of resignation or (ii) within five Business Days of the removal of Administrative Agent, as applicable, appoint from among Lenders a successor administrative agent for Lenders, which successor administrative agent shall be consented to by Borrower at all times other than during the existence of a Default (which consent of Borrower shall not be unreasonably withheld or delayed). Upon the acceptance by the successor administrative agent of its appointment as successor administrative agent hereunder, the retiring Administrative Agent’s resignation or removal, as applicable, shall be effective, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, or on or before the removal day specified by Required Lenders in their removal notice to Administrative Agent and Borrower, whichever applies, then the Lender other than the retiring Administrative Agent holding the largest Commitment shall automatically become the successor administrative agent; it being understood and agreed that the retiring Administrative Agent’s resignation or removal, as applicable, shall in all instances become effective upon such thirtieth (30th) day, or upon the removal day set forth in Required Lenders’ removal notice, whichever applies. After the effective date any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII and other applicable Sections of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
8.10    Releases; Acquisition and Transfers of Collateral.
(a)    Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders to transfer or sell, any Collateral (i) upon the termination of the Commitments, the termination of all obligations of each Swap Counterparty to advance any funds under any Swap Contract, and payment and satisfaction in full of all Indebtedness; (ii) constituting a release, transfer or sale of a lien or Collateral if Borrower will certify to Administrative Agent that the release, transfer or sale is permitted under this Agreement or the other Loan Documents (and

Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) after foreclosure or other acquisition of title (1) in the discretion of Administrative Agent if a purchase price of at least ninety percent (90%)) of the value indicated in the most recent appraisal of the collateral obtained by Administrative Agent and made in accordance with regulations governing Administrative Agent, less any reduction indicated in the appraised value estimated by any experts in the applicable areas engaged by Administrative Agent; or (2) if approved by the Required Lenders.
(b)    If all or any portion of the Collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the Collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the “Acquisition Date”). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired. After any Collateral is acquired, Administrative Agent shall appoint and retain one or more Persons (individually and collectively, the “OREO Property Manager”) experienced in the management, leasing, sale and/or disposition of similar properties.
(c)    After consulting with the OREO Property Manager, Administrative Agent shall prepare a written plan for operation, management, improvement, maintenance, repair, sale and disposition of the Collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the “Business Plan”). Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the OREO Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent, any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan. Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to Section 8.10(a), have the right but not the obligation to take any action in connection with the Collateral (including those with respect to all Real Property Taxes, Insurance Premiums, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof.
(d)    Upon written request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Collateral pursuant to this Section 8.10; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrower other than those expressly being released.
(e)    If only two (2) Lenders exist at the time Administrative Agent receives a purchase offer for Collateral, the consent of the Required Lenders is required pursuant to Section 8.10(a), and one of the Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may, in writing to the other Lender, offer (“Purchase Offer”) to purchase all of the non-consenting Lender’s right, title and interest in such Collateral for a purchase price equal to the non-consenting Lender’s Pro Rata Share of the net proceeds anticipated from such sale of such Collateral (as reasonably determined by Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) (“Lender Net Sale Proceeds”). Within ten (10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender’s right, title and interest in such Collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender’s Pro Rata Share of the Lender Net Sale Proceeds. Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of such Collateral or ninety (90) days after receipt by the non-consenting Lender of the Purchase Offer, regardless of whether such Collateral is sold.
8.11    Application of Payments. Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities and/or foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of Lenders (“Payments”) shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent’s separate account) shall, as applicable, be apportioned pro rata among Lenders. All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Collateral received by Administrative Agent, shall be applied first, to pay any fees, indemnities, costs, expenses (including those in Section 8.7) and reimbursements then due to Administrative Agent from Borrower (including any of the foregoing constituting Administrative Agent Advances, together with interest thereon); second, to pay any fees, costs, expenses and reimbursements then due to Lenders from Borrower (including any of the foregoing constituting Administrative Agent Advances, together with interest thereon, reimbursed by Lenders); third, to pay (on a pari passu basis) pro rata interest and late charges due in respect of the Indebtedness and regularly occurring payments under any Swap Contract; fourth, to pay (on a pari passu basis) or prepay pro rata principal of the Indebtedness and “Settlement Amounts” or “Close-Out Amounts”, and similar payments, as applicable, payable by Borrower under Swap Transactions; and last, to Borrower, if required by Law, or Lenders in Pro Rata Share percentages equal to their percentages at the termination of the Aggregate Commitments.
Notwithstanding anything to the contrary in this Agreement, obligations arising under Swap Contracts shall be excluded from the application described above in this Section 8.11 if Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as Administrative Agent may request, from the applicable Hedge Bank. Each Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of this Article VIII for itself and its Affiliates as if a “Lender” party hereto.
8.12    Administrative Agent Advances.
(a)    Administrative Agent is authorized, from time to time, in Administrative Agent’s sole discretion to make, authorize or determine other advances, or otherwise expend funds, on behalf of Lenders (“Administrative Agent Advances”), (i) to pay any costs, fees and expenses as described in Section 4.15, (ii) when the applicable conditions precedent set forth in Exhibit “C” and Exhibit “C 1” have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent deems necessary or desirable to preserve or protect the Collateral or any portion thereof (including those with respect to Real Property Taxes, Insurance Premiums, operation, management, improvements, maintenance, repair, sale and disposition) (A) subject to Section 8.5, after the occurrence of a Default, and (B) subject to Section 8.10, after acquisition of all or a portion of the Collateral by foreclosure or otherwise.
(b)    Administrative Agent Advances shall constitute obligatory advances of Lenders under this Agreement, shall be repayable on demand and secured by the Collateral, and if unpaid by Lenders as set forth below shall bear interest at the rate applicable to such amount under the Loan or if no longer applicable, at the Base Rate. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. (Administrative Agent’s Time) on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent’s Time).
8.13    Defaulting Lender.
8.13.1    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.9.
(b)    Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 9.7 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Potential Default exists), to the funding of any advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Potential Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such advances were made at a time when the conditions for same, if any, were satisfied or waived, such payment shall be applied solely to pay the advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any advances of such Defaulting Lender until such time as all advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
8.13.2    Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding advances of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Commitments (and outstanding principal balance of all advances) to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
8.14    Benefit. The terms and conditions of this Article VIII are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent’s or Lenders’ rights to later assert them in whole or in part. The provisions of this Article VIII are solely among and for the benefit of Administrative Agent and the Lenders, and in no event shall Borrower be considered a party thereto or a beneficiary thereof (unless specifically provided otherwise herein) or have any additional obligations arising solely out of the provisions contained in this Article VIII.

8.15    Co-Agents; Lead Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” or “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified as a “syndication agent,” “documentation agent,” “co-agent” or “lead manager” shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
8.16    Lender Participation in Swap Transactions. If Borrower enters into any Swap Transaction and Swap Contract with one or more Lenders, such Lender(s) shall notify each other then-existing Lender of the terms of each such Swap Transaction and each then-existing Lender (other than a Defaulting Lender) shall have the right in its sole discretion to participate in each such Swap Transaction pro rata according to such Lender’s Pro Rata Share of the amount of the applicable Swap Transaction. All such participation interests shall be governed pursuant to separate documentation.
8.17    Swap Contracts. Except as otherwise expressly set forth herein, no Hedge Bank that obtains the benefit of the provisions of Section 8.11 or any Collateral by virtue of the provisions hereof or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or any Loan Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts except to the extent expressly provided herein and unless Administrative Agent has received a Secured Party Designation Notice with respect to the related Swap Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Hedge Bank. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts.
8.18    Borrower Not a Party. Except as expressly otherwise provided herein, the provisions of this Article 8 are solely among and for the benefit of Administrative Agent and the Lenders, and except as expressly otherwise provided herein, in no event shall Borrower be considered a party thereto or a beneficiary thereof or have any additional obligations arising solely out of the provisions contained in this Article 8.
ARTICLE 9 -— GENERAL TERMS AND CONDITIONS
9.1    Consents; Borrower’s Indemnity. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent’s or Lenders’ judgment is expressly required under any Loan Document, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or Lenders; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or, to the extent applicable, Lenders; and (c) free from any limitation or requirement of reasonableness. Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of any appraisal, environmental, engineering, property condition or other inspection, audit, report or assessment, any contract, any change order, any lease, or any other matter incident to the Property. Any appraisal, inspection, audit, report or assessment of the Property or the books and records of Borrower or Guarantor, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute an assumption of responsibility to Borrower or anyone else with regard to the condition, value, construction, maintenance or operation of the Property, or relieve Borrower or Guarantor of any of its obligations. NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER SHALL BE LIABLE OR RESPONSIBLE FOR, AND BORROWER SHALL INDEMNIFY ADMINISTRATIVE AGENT, EACH LENDER, AND EACH RELATED PARTY OF ADMINISTRATIVE AGENT AND EACH LENDER (COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST: (A) ANY CLAIM, ACTION, LOSS OR COST (INCLUDING ATTORNEYS’ FEES AND COSTS OF ADMINISTRATIVE AGENT AND, TO THE EXTENT PROVIDED UNDER SECTION 4.15, LENDERS) ARISING FROM, RELATING TO OR OTHERWISE IN CONNECTION WITH (I) THE LEASES, THE PROPERTY, THE IMPROVEMENTS AND THE OTHER COLLATERAL, INCLUDING ANY DEFECT THEREIN, (II) THE PROTECTION, PRESERVATION, OPERATION, MANAGEMENT, IMPROVEMENT, MAINTENANCE, REPAIR, SALE AND DISPOSITION OF THE PROPERTY AND OTHER COLLATERAL (INCLUDING THOSE WITH RESPECT TO REAL PROPERTY TAXES, INSURANCE PREMIUMS, AND LEASING COSTS AND BROKER FEES) OR (III) THE PERFORMANCE OF ANY OBLIGATION OF BORROWER WHATSOEVER; (B) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF ADMINISTRATIVE AGENT AND, TO THE EXTENT PROVIDED UNDER SECTION 4.15, LENDERS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (I) ANY OF THE MATTERS DESCRIBED IN THE FOREGOING CLAUSE (A), (II) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (III) ANY COMMITMENT OR THE LOAN, INCLUDING ALL CLAIMS BY ANY ACTUAL OR ALLEGED BROKER FOR BORROWER OR ANY RELATED PARTY OF BORROWER FOR BROKERAGE FEES IN CONNECTION WITH THE LOAN, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION,

INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, INCLUDING ALL COSTS AND EXPENSES INCURRED BY ANY INDEMNITEE IN CONNECTION WITH ANY SUBPOENA, DEPOSITION OR OTHERWISE ACTING AS A WITNESS; (C) ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THE USE OF INFORMATION (AS DEFINED IN SECTION 9.6) OR OTHER MATERIALS OBTAINED THROUGH INTERNET, INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT; AND (D) ANY AND ALL LIABILITIES, LOSSES, COSTS OR EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF ADMINISTRATIVE AGENT AND, TO THE EXTENT PROVIDED UNDER SECTION 4.15, LENDERS) THAT ANY INDEMNITEE SUFFERS OR INCURS AS A RESULT OF THE ASSERTION OF ANY FOREGOING CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING, OR AS A RESULT OF THE PREPARATION OF ANY DEFENSE IN CONNECTION WITH ANY FOREGOING CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING, IN ALL CASES, WHETHER OR NOT AN INDEMNITEE IS A PARTY TO SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING AND WHETHER IT IS DEFEATED, SUCCESSFUL OR WITHDRAWN, (ALL OF THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCLUDING IN WHOLE OR PART ANY LOSS ARISING OUT OF AN INDEMNITEES’ STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders. All payments on account of the Indemnified Liabilities shall be due and payable ten (10) Business Days after demand by Administrative Agent therefor. Subject to the provisions of Section 9.29, the indemnities in this Section 9.1 shall not terminate upon the release, foreclosure or other termination of the Deed of Trust but will survive the release, foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, the repayment of the Indebtedness, the discharge and release of the Deed of Trust and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.
9.2    Miscellaneous.
9.2.1    Counterparts. This Agreement may be executed in several counterparts (and by different parties hereto in different counterparts), all of which are identical, and all of which counterparts together shall constitute one and the same instrument.
9.2.2    Effectiveness; Signature Copies. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Loan Documents, and all signed certificates and other documents delivered thereunder or in connection therewith, may be transmitted and/or signed by facsimile or e-mail transmission (e.g. “pdf” or “tif”). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all parties to the Loan Documents. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or e-mail document or signature.
9.2.3    Electronic Signatures. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.
9.2.4    Severability. A determination that any provision of this Agreement or any other Loan Document is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. The parties shall endeavor in good faith negotiations to replace the unenforceable or invalid provisions with valid provisions the economic effect of which comes as close as possible to that of the unenforceable or invalid provisions. The unenforceability or invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.2.4, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
9.2.5    Time of the Essence. Time shall be of the essence with respect to Borrower’s obligations under the Loan Documents.
9.2.6    Governing Law. This Agreement and each other Loan Document (except to the extent expressly set forth therein), and their respective validity, enforcement and interpretation, shall be governed by the Laws of the State of Colorado (without regard to any conflict of Laws principles) and applicable United States federal Law.
9.3    Notices.
9.3.1    Modes of Delivery; Changes. Except as otherwise provided herein, all notices, and other communications required or which any party desires to give under this Agreement or any other Loan Document shall be in writing. Unless otherwise specifically provided in such other Loan Document, all such notices and other communications shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, by registered or certified United States mail, postage prepaid, or by facsimile (with, subject to Section 9.3.2, a confirmatory duplicate copy sent by first class United States mail), addressed to the party to whom directed or by (subject to Section 9.3.3) electronic mail address to Borrower, at the addresses set forth at the end of this Agreement or to Administrative Agent or Lenders at the addresses specified for notices on the Schedule of Lenders (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section 9.3 shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
9.3.2    Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and for other purposes described herein, and may not be used for any other purpose.
9.3.3    Electronic Delivery. Borrower hereby acknowledges that (i) Administrative Agent and/or Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. Borrower hereby agrees that so long as Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (A) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, Arranger and Lenders to treat Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities Laws (provided, however, that to the extent Borrower Materials constitute Information, they shall be treated as set forth in Section 9.6); (B) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (C) Administrative Agent and Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public

Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”
9.3.4    Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic Loan advance notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording. If a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days (or such longer period as may be specified by Administrative Agent) after such consent, approval or agreement is requested by Administrative Agent, Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question.
9.4    Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises any right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their Affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
9.5    Successors and Assigns.
(a)    Successors and Assigns Generally. Subject to Section 8.14, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.5(b), (ii) by way of participation in accordance with the provisions of Section 9.5(d), or

(iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.5(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent permitted in Section 9.5(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Pro Rata Share of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Pro Rata Share of the Loan at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 9.5(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in Section 9.5(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes the Pro Rata Share of the Loan outstanding) or, if the Commitment is not then in effect, the principal outstanding Pro Rata Share of the Loan that is subject to each such assignment, determined as of the date the “Effective Date” specified in the Assignment and Assumption, shall not be less than $10,000,000 unless each of Administrative Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed), and, with respect to any consent of Borrower, shall be deemed given if Administrative Agent does not receive a written disapproval from Borrower within five (5) Business Days after delivery of any request for consent.
Borrower shall not be required to execute any documents in connection with any such assignment that expand any of the obligations of Borrower hereunder or under any of the other Loan Documents or create any additional covenants, representations or warranties of Borrower hereunder or thereunder.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.5(b)(i)(B) and, in addition:

(A)    the consent of Borrower (such consent not to be unreasonably withheld or delayed; it being understood and agreed that it shall be reasonable for Borrower to withhold its consent if, as a result of such assignment (X) Borrower will be required to make additional payments in respect of Indemnified Taxes as provided in Section 2.1 or (Y) Borrower demonstrate to Administrative Agent’s reasonable satisfaction that, in the future, Borrower will likely be required to make additional payments in respect of Indemnified Taxes as provided in Section 2.1) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof, and provided, further, that Borrower’s consent shall not be required during the primary syndication of the Loan (it being understood, and agreed, however, that Administrative Agent shall be the sole Lender as of the Closing Date and that there shall be no primary syndication of the Loan); and
(B)    the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower, Guarantor or any other Person liable for any part of the Obligations or any of Affiliate or Subsidiary of the foregoing, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable Pro Rata Share of the Loan previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata

Share of the Loan. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 9.5(b), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 9.5(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrower’s obligations surviving termination of this Agreement); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request by Administrative Agent, Borrower (at its expense to the extent that the expenses of Borrower do not exceed $10,000) shall execute and deliver substitute Note(s) to Administrative Agent for the assignee, and, for partial assignments, the assignor in replacement of the assignor’s then-existing Note (each, a “Replacement Note”). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.5(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.5(d). For purposes of clarification and notwithstanding any provision to the contrary, if Borrower’s expenses relating to a Replacement Note exceed $10,000, such expenses exceeding $10,000 shall be borne by the Lender or Lenders receiving replacement notes pro rata in accordance with such Lenders’ Pro Rata Shares.
(c)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and the principal amount (and stated interest) of each Lender’s Pro Rata Share of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender, Borrower, Guarantor or any Affiliate or Subsidiary of Borrower or Guarantor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.7 without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso of Section 9.9 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.1, 2.4 and 2.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.5(b) (it being understood that the documentation required under Section 2.1(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.5(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 2.6 and 9.12 as if it were an assignee under Section 9.5(b) and (B) shall not be entitled to receive any greater payment under Section 2.1 or 2.4, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s written request, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.6 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 9.8 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal

Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
9.6    Confidentiality. Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 9.6, to (i) any assignee of or participant in, pledgee of or assignee of a security interest in, or any prospective assignee of or participant in, or pledgee of or assignee of a security interest in, any of its rights or obligations under this Agreement, or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any Swap Transaction or credit derivative transaction relating to obligations of Borrower or Guarantor; (g) with the consent of Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.6 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower. For the purposes of this Section 9.6, “Information” means all information received from Borrower or Guarantor relating to Borrower or Guarantor or their business, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or Guarantor; provided that in the case of information received from Borrower or Guarantor after the Closing Date, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.6 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Administrative Agent and Lenders may disclose the existence of this Agreement and the other Loan Documents and information about this Agreement and the other Loan Documents to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders in connection with the administration and management of this Agreement, the Loan and Loan Documents.
9.7    Set-off. In addition to any rights and remedies of Administrative Agent and Lenders provided by Law, upon the occurrence and during the continuance of any Default, Administrative Agent and, with the prior written consent of Administrative Agent, each Lender, is authorized at any time and from time to time, without prior written notice to Borrower, any such notice being waived by Borrower, to set-off and apply any and all deposits, general or special, time or demand, provisional or final, any time owing by Administrative Agent or Lenders hereunder or under any other Loan Document to or for the credit or the account of such parties to the Loan Documents against any and all Indebtedness, irrespective of whether or not Administrative Agent or Lenders shall have made demand under this Agreement or any other

Loan Document and although such Indebtedness may be contingent or unmatured or denominated in a currency different from that of the applicable depositor indebtedness. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set off and application.
9.8    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered without further interest thereon. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all of its rights of payment (including the right of set-off), but subject to Section 9.7 with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 9.8 and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 9.8 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
9.9    Amendments; Survival. Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in Article 8 or as to any other matter in the Loan Documents respecting payments to Administrative Agent or Lenders or the required number of Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of Borrower or any other Person or the execution by Borrower or any other Person of any such amendment or intercreditor agreement. Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver or consent is intended to be within Administrative Agent’s discretion or determination, or otherwise in Administrative Agent’s reasonable determination shall not have a Material Adverse Effect; provided, however, that otherwise no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders and Borrower or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.2), without the written consent of such Lender (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender’s Commitment);
(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;
(c)    reduce the principal of, or the rate of interest specified herein on, any portion of the Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that Administrative Agent may waive any obligation of Borrower to pay interest at the Default Rate and/or late charges for periods of up to thirty (30) days, and only the consent of the Required Lenders shall be necessary to waive any obligation of Borrower to pay interest at the Default Rate or late charges thereafter, or to amend the definition of “Default Rate” or “late charges”;
(d)    change the percentage of the combined Commitments or of the aggregate unpaid principal amount of the Loan which is required for the Lenders or any of them to take any action hereunder, without the written consent of each Lender;
(e)    change the definition of “Pro Rata Share” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(f)    amend this Section 9.9, or Section 9.8, without the written consent of each Lender;
(g)    permit the sale, transfer, pledge, mortgage or assignment of any Collateral or any direct or indirect interest in Borrower, except as expressly permitted under the Loan Documents, without the written consent of each Lender; or
(h)    transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders transfer or sell, any Collateral except as permitted in Section 8.10, without the prior written consent of each Lender, and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that

(x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
This Agreement shall continue in full force and effect until the Indebtedness is paid in full and all of Administrative Agent’s and Lenders’ obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnitees, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive the resignation or removal of Administrative Agent, any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.
9.10    Several Obligations; No Liability; No Release. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (a) the obligations of Lenders hereunder to make Loan advances and to make payments pursuant to Sections 8.7 and 8.12 are several and not joint and (b) such obligations are and shall remain the several, and not joint, obligations of Lenders despite that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders. The failure of any Lender to make any Loan advance or to make any payment under Section 8.7 or 8.12 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan advance or to make its payment under Section 8.7 or 8.12. Except as may be specifically provided in this Agreement, no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to Borrower or any other Person to take any action on behalf of another Lender hereunder or in connection with the financing contemplated herein. In furtherance of the foregoing, Lenders shall comply with their obligations under the Loan Documents, including the obligations to make payments pursuant to Sections 8.7 and 8.12 regardless of (i) the occurrence of any Default hereunder or under any Loan Document; (ii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; or (iii) any bankruptcy, insolvency or other like event with regard to Borrower or Guarantor. Such obligations of Lenders are in all regards independent of any claims between Administrative Agent and any Lender.
9.11    [Intentionally Omitted.]
9.12    Replacement of Lenders. If Borrower is entitled to replace a Lender pursuant to the provisions of Section 2.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.5), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.1 and 2.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 9.5(b) and the other conditions set forth in Section 9.5(b) shall have been satisfied;
(b)    such Lender shall have received payment of an amount equal to the Principal Debt owing to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.5) from the assignee (to the extent of such Principal Debt and accrued interest and fees) or Borrower (in case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 2.4 or payments required to be made pursuant to Section 2.1, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
9.13    Further Assurances. Borrower will, upon Administrative Agent’s request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent deems reasonably necessary, reasonably desirable or reasonably proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent deems reasonably necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed reasonably necessary, reasonably desirable or reasonably proper by Administrative Agent or, subject to the provisions of Section 4.8(e), any Lender to comply with the requirements of any Governmental Authority having jurisdiction over Administrative Agent or such Lender. In addition, at any time, and from time to time, upon written request by Administrative Agent or, subject to the provisions of Section 4.8(e), any Lender, Borrower will, at Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the reasonable opinion of Administrative Agent or such Lender, be reasonably necessary or reasonably desirable in order to verify Borrower’s identity and background in a manner reasonably satisfactory to Administrative Agent or such Lender.

9.14    Inducement to Lenders. The representations, warranties, covenants, and agreements contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of Borrower pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any foreclosure, any conveyance in lieu of foreclosure, or any proceedings under any Debtor Relief Law involving Borrower, Guarantor or the Property.
9.15    Forum. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 9.2 of this Agreement and to the non-exclusive jurisdiction of any state court or any United States federal court, sitting in the state in which the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the Obligations. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in Section 9.2 may be made by certified or registered mail, return receipt requested, directed to such party at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from Borrower in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against any party in any other court or jurisdiction.
9.16    Interpretation. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references (a) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, and (b) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively. References to “Dollars,” “$,” “money,” “payments” or other similar financial or monetary terms are references to lawful money of the United States of America. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to Borrower or Guarantor shall mean, each Person comprising same, jointly and severally. The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Agreement (including the attached exhibits) and not to any particular Article, Section, paragraph or provision. The terms “agree” and “agreements” mean and include “covenant” and “covenants”. The words “include” and “including” shall be interpreted as if followed by the words “without limitation”.
9.17    No Partnership, etc. The relationship between Lenders (including Administrative Agent) and Borrower is solely that of lender and borrower. Neither Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co-principal with Borrower with reference to the Property or otherwise. In no event shall Administrative Agent’s or Lenders’ rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of Borrower.
9.18    Commercial Purpose. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of the Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.
9.19    Usury. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and Lenders at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section 9.19 shall control every other covenant and agreement in this Agreement, the Notes and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under any of the Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower’s having paid any interest in excess of that permitted by applicable Law, then it is Administrative Agent’s and each Lender’s express intent that all excess amounts theretofore collected by Administrative Agent or any Lender shall be credited on the Principal Debt and all other Indebtedness and the provisions of the Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
9.20    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE DEED OF TRUST, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY

OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS; (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE; (d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; (e) AGREES THAT BORROWER, ADMINISTRATIVE AGENT AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND (f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
9.21    Service of Process. Borrower hereby irrevocably designates and appoints David Snyder as Borrower’s authorized agent to accept and acknowledge on Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with the Loan in any state or federal court sitting in the State of Colorado. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent reasonably satisfactory to Administrative Agent and shall promptly deliver to Administrative Agent evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.
Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with the Loan by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon the agent hereinabove designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing herein or in any other Loan Document shall (i) affect the right of Administrative Agent to serve process in any manner otherwise permitted by Law or (b) limit the right of Administrative Agent on behalf of the Lenders otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.
9.22    No Delays; Defaults. No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Deed of Trust following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Obligations, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Note or any of the other Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given to Administrative Agent and Lenders by this Agreement, any Note or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against Borrower, Guarantor, any other Person liable for any part of the Obligations, the Property, or any other Collateral, and every right, power and remedy given by this Agreement, any Note or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders. No application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.
9.23    USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Patriot Act. Borrower shall, promptly following a written request by Administrative Agent or, subject to the provisions of Section 4.8(e), any Lender, provide all documentation and other information that Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligation under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; it being understood and agreed that it shall be reasonable for Administrative Agent or a Lender to request any documentation or other information that any Governmental Authority requires Administrative Agent or such Lender to obtain from Borrower.
9.24    Entire Agreement. The Loan Documents constitute the entire understanding and agreement between and among Borrower, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between and among Borrower, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Loan Documents. Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower with financing except as set forth in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.
BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (X) INJUNCTIVE RELIEF, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.
9.25    Limitation on Liability. To the fullest extent permitted by applicable Law, Borrower shall not assert, and Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
9.26    Third Parties; Benefit. All conditions to the obligation of Lenders or Administrative Agent to make advances hereunder are imposed solely and exclusively for the benefit of Lenders, Administrative Agent and their assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders or Administrative Agent will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders or Administrative Agent at any time in the sole and absolute exercise of their discretion. Subject to Section 8.14, the provisions of this Agreement and, except to the extent expressly set forth therein, each other Loan Document, are for the sole benefit of Administrative Agent, Lenders and Borrower, and no other Person shall have any right or cause of action on account thereof or interest therein.
9.27    Other Transactions. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees, and acknowledges Guarantor’s and Borrower’s other Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, and the Lenders are arm’s-length commercial transactions between Borrower, Guarantor and their respective Affiliates, on the one hand, and Administrative Agent, the Arranger, and the Lenders, on the other hand, (ii) each of Borrower and Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of Borrower and Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, Guarantor or any of their respective Affiliates, or any other Person and (ii) neither Administrative Agent, the Arranger, nor any Lender has any obligation to Borrower, Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, Guarantor and their respective Affiliates, and neither Administrative Agent, the Arranger, nor any Lender has any obligation to disclose any of such interests to Borrower, Guarantor or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and Guarantor hereby waives and releases any claims that it may have against Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
9.28    Limited Recourse Provision. Neither Administrative Agent nor any Lender shall have any recourse against, nor shall there be any personal liability to, the members of Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower with respect to the obligations of Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Borrower's liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Administrative Agent’s and each Lender’s right to exercise any rights or remedies against any collateral securing the Loan.
9.29    Releases of Collateral.
(a)    At the request of Borrower, which request shall be delivered to Administrative Agent in writing not less than thirty (30) days prior to the date of any proposed release, Administrative Agent shall promptly issue a release from the lien of the Deed of Trust a portion of the Property encumbered thereby (a “Release Pad”) so long as all of the following conditions are satisfied at the time of, and with respect to, the release:
(i)    No Default or Potential Default has occurred and is continuing.
(ii)    The Release Pad and the portion of the Property to remain subject to the lien of the Deed of Trust shall each constitute one or more legal lots which may be legally conveyed in accordance with applicable law.

(iii)    The release of the Release Pad will not result in (and the Release Pad shall be subject to such reciprocal easement agreements or other agreements to prevent) the loss by the portion of the Property which remains subject to the lien of the Deed of Trust of reasonable access to a public street, the use of necessary easements or utilities, or any parking availability which is reasonably necessary for the use and operation of such remaining Property for its intended purpose.
(iv)    Administrative Agent has been paid, in immediately available funds, the cost of preparing and delivering the release and of any title insurance endorsements reasonably required by Administrative Agent (to the extent available), and Administrative Agent has been paid, in immediately available funds (which funds may be Borrower’s own funds and not necessarily proceeds from the sale or other transfer of the applicable Property), for the ratable benefit of Lenders, the Release Price for the Release Pad.
(b)    Any Release Price received by Administrative Agent under this Section 9.29 shall be applied to reduce the outstanding principal balance of the Loan. If Administrative Agent accepts any payment or issues any release, that shall not affect Borrower’s obligation to repay all amounts which are owing under the Loan Documents or secured by the Deed of Trust on the remaining Property which is not released or reconveyed. If Administrative Agent does not require satisfaction of all of the conditions described above before releasing a Release Pad from the lien of the Deed of Trust, that alone shall not be a waiver of such conditions with respect to the release of any additional Property, and Administrative Agent reserves the right to require their satisfaction in full before releasing any additional Property from the lien of the Deed of Trust.
9.30    Additional Representations.
(a)    On each date on which a Swap Transaction, if any, is entered into, Borrower will be deemed to represent to Administrative Agent and Lenders that Borrower is a Qualified ECP Borrower (or if any Affiliate of Borrower entered into such Swap Transaction, that each such Affiliate is a Qualified ECP Borrower (assuming for this purpose only that such Affiliate was a “Borrower” hereunder).
(b)    On each date on which a Swap Transaction is entered into, each guarantor, if any, of Borrower’s (or any such Affiliate’s) Swap Obligations that are included as part of the indebtedness and/or obligations the payment and/or performance of which are guaranteed by such guarantor is an “eligible contract participant,” as such term is defined in the Commodity Exchange Act.
9.31    Permitted Equity Transfers. Notwithstanding anything stated to the contrary in this Agreement or in any of the other Loan Documents, the transfers and transactions described in Section 5.2 of the Deed of Trust shall not be prohibited and shall be expressly permitted.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[The balance of this page is intentionally left blank.]

IN WITNESS WHEREOF, THIS LOAN AGREEMENT IS EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.
KBS SOR WESTMOOR CENTER, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIX, LLC, a Delaware limited liability company, its sole member

By:	KBS SOR PROPERTIES, LLC, a Delaware limited liability company, its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland corporation, its general partner

By:    _/s/ David E. Snyder_____________
David E. Snyder,
Chief Financial Officer
Organizational Identification Number:
DE 5341373

Borrower’s Address for Notices:

KBS SOR Westmoor Center, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attn: Shep Wainwright
Telephone: (949) 797-0372
Fax Number: (949) 417-6518
Electronic Mail: swainwright@kbs-ca.com

With a copy to:

KBS SOR Westmoor Center, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attn: Todd Smith
Telephone: (949) 797-0338
Fax Number: (949) 417-6520
Electronic Mail: tsmith@kbsrealty.com

[Signatures continue on following page]

BANK OF AMERICA, N.A.,
a national banking association, individually as
Administrative Agent, and a Lender

By:	/s/ Kevin Mclain
Name:	Kevin Mclain
Title:	S.V.P.

S-2

EXHIBIT “A”
LEGAL DESCRIPTION OF LAND
That certain real property in the City of Westminster, County of Jefferson, State of Colorado, more particularly described as follows:

Parcel 1:

Parcel A:

Lot 1,
Block 1.
Westmoor Technology Park, according to the plat recorded June 29, 1998, at Reception No. F0640311, County of Jefferson, State of Colorado.

Parcel B:

Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

Parcel 2:

Parcel A:

Lot 2,
Block 1.
Westmoor Technology Park, according to the plat recorded June 29, 1998, at Reception No. F0640311, County of Jefferson, State of Colorado.

Parcel B:

Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

Parcel 3:

Parcel A:

Lot 3,
Block 1.
Westmoor Technology Park, according to the plat recorded June 29, 1998, at Reception No.
F0640311, County of Jefferson, State of Colorado.

Parcel B:

Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

Parcel 4:

Parcel A:

Lot 4,
Block 1.
Westmoor Technology Park, according to the plat recorded June 29, 1998, at Reception No. F0640311, County of Jefferson, State of Colorado.

Parcel B:

Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

Parcel 5:

Parcel A:

Lot 5A,
Block 1,
Westmoor Technology Park, 1st Replat, according to the plat recorded December 30, 1998, at Reception No. F0768465, County of Jefferson, State of Colorado.

Parcel B:

Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

Parcel C:

Together with a perpetual, nonexclusive right and slope easement and benefits under Slope Easement recorded October 16, 1998, at Reception No. F0716003,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

Parcel 6:

Parcel A:

Lot 5B,
Block 1,
Westmoor Technology Park, 1st Replat, according to the plat recorded December 30, 1998, at Reception No. F0768465, County of Jefferson, State of Colorado.

Parcel B:

Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

Parcel C:

Together with a perpetual, nonexclusive right and slope easement and benefits under Slope Easement recorded October 16, 1998, at Reception No. F0716003,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

Parcel D:

Together with easement rights and benefits for Storm Drainage as granted on the 1st Replat of Westmoor Technology Park, recorded December 30, 1998, at Reception No. F0768465,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

Parcel E:

Together with a perpetual, nonexclusive easement for pedestrian and vehicular ingress, egress and access and benefits under Declaration of NonExclusive Access Easement recorded December 30, 1998, at Reception No. F0768468,
County of Jefferson, State of Colorado to the extent appurtenant to Parcel A above.

EXHIBIT “B”
DEFINITIONS
1.DEFINITIONS: As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:
“Actual Operating Revenue” means, with respect to any period of time for the Property, all income, computed on an annualized basis in accordance with generally accepted accounting principles, from the ownership and operation of such Property from whatever source (other than any source affiliated with Borrower or Guarantor), including Rents, utility charges, escalations, service fees or charges, license fees, parking fees, other required pass-throughs, and, with respect to any Lease executed (or that commences) during the applicable Calculation Period, income generated by such Lease calculated as if the Lease was in effect as of the first day of such Calculation Period, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by the applicable Borrower to any Governmental Authority, refunds from tenants, uncollectible accounts, sales of furniture, fixtures and equipment, interest income, Condemnation Awards, Insurance Proceeds (other than business interruption or other loss of income insurance), unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, and non-recurring or extraordinary income, including lease termination payments. Except as otherwise expressly provided herein, Actual Operating Revenue shall be net of rent concessions and credits. Actual Operating Revenue shall be subject to appropriate seasonal and other adjustments in Administrative Agent’s reasonable discretion, and shall include rents (including imputed rent during any free rent period) payable under executed Leases with a rental commencement date which is scheduled to occur within one hundred eighty (180) days of the applicable Test Date.
“Additional Advance” has the meaning set forth in Section 3.1.
“Additional Advance Amount” has the meaning set forth in Section 3.2(a).
“Adjusted LIBOR Rate” means the quotient obtained by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage, where,
“London Interbank Offered Rate” means, with respect to any applicable Interest Period with respect to a LIBOR Rate Advance, the rate per annum equal to (a) LIBOR, as published by Reuters (or other commercially available source providing quotations of LIBOR as selected by Administrative Agent from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days prior to the commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (b) if such rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Advance being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period; and
“LIBOR Reserve Percentage” means, with respect to any applicable Interest Period, for any day that percentage (expressed as a decimal, carried out to five decimal places) which is in effect on such day, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including marginal, emergency, supplemental, special and other reserves) applicable to member banks of the Federal Reserve System, in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Principal is determined), whether or not any Lender has any Eurocurrency liabilities or such requirement otherwise in fact applies to any Lender. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Reserve Percentage.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent Advances” has the meaning set forth in Section 8.12(a).
“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as Administrative Agent hereafter may from time to time notify Borrower and Lenders.
“Administrative Agent’s Time” means the time of day observed in the city where Administrative Agent’s Office is located, provided that so long as Bank of America shall serve as Administrative Agent, “Administrative Agent’s Time” shall mean Pacific time.
“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all Lenders.
“Agreement” has the meaning set forth in the introductory paragraph of this Agreement, and includes all exhibits attached hereto and referenced in Section 1.1.
“Allocated Release Pad Amount” means, with respect to each Release Pad, a portion of the outstanding principal balance of the Loan allocated to such Release Pad. Following the release of any Release Pad pursuant to Section 9.29 of this Agreement, Administrative Agent shall determine, based upon a then-current appraisal of the portion of the Property which remains subject to the lien of the Deed of Trust and the then-outstanding balance of the Loan, a revised Allocated Release Pad Amount for each Release Pad which remains subject to the lien of the Deed of Trust. The Allocated Release Pad Amounts, as of the Closing Date, for the Release Pads are as follow:

Release Pad	Allocated Release Pad Amount

10055 Westmoor Drive	$8,200,000
10075 Westmoor Drive	$8,900,000
10155 Westmoor Drive	$8,200,000
10225 Westmoor Drive	$13,000,000
10355 Westmoor Drive	$10,050,000
10385 Westmoor Drive	$13,650,000
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Manager” means Borrower, and with respect to the Property, CBRE, Inc., a Delaware corporation, Transwestern, Hines, Cushman & Wakefield, Jones Lang LaSalle, Cassidy Turley, PM Realty, L.P. or any other reputable and creditworthy property manager, subject to the prior approval of Administrative Agent, not to be unreasonably withheld, with a portfolio of properties comparable to the applicable Property under active management.
“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book manager.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit “E”.
“Assumed Interest Rate” means the annual yield payable on the last day of the applicable Calculation Period on ten (10) year United States Treasury obligations in amounts approximating the outstanding principal balance of the Loan on the last day of the Calculation Period plus two hundred fifty (250) basis points per annum; provided, however, that the Assumed Interest Rate shall be not less than six and one-half percent (6.5%) per annum.
“Authorized Signer” means any signer of this Agreement on behalf of Borrower, acting alone, or any other representative of Borrower duly designated and authorized by Borrower in a writing addressed to Administrative Agent to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the selection of interest rates. An “Authorized Signer” for purposes of Draw Requests shall also include any representative of Borrower duly designated and authorized by Borrower to sign Draw Requests in a writing addressed to Administrative Agent, which writing may include an advance authorization in the form from time to time in use by Administrative Agent, or other documentation satisfactory to

Administrative Agent.
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time.
“Base Rate” means, on any day, a fluctuating rate per annum equal to the Base Rate Margin plus the LIBOR Daily Floating Rate.
“Base Rate Advance” means an advance of the Loan by a Lender to Borrower or any portion of the Loan held by a Lender which bears interest at an applicable Base Rate at the time in question.
“Base Rate Margin” means two hundred twenty-five (225) basis points per annum.
“Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal.
“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.
“Borrower’s Deposit Account” means an account established with Administrative Agent pursuant to the terms of Section 4.6.
“Borrower Materials” has the meaning set forth in Section 9.3.4(b).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located and, if such day relates to any LIBOR Rate Advance or LIBOR Rate Principal, means any such day that is also a London Banking Day.
“Business Plan” as the meaning set forth in Section 8.10(c).
“Calculation Period” means the six (6) month period ending on any Test Date.
“Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued in connection with that Act and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, or issued.
“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.
“Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Deed of Trust.
“Closing Date” means the date of this Agreement.
“Collateral” means any property of Borrower that is subject to a lien or security interest security any of the Obligations pursuant to the Deed of Trust or any other Loan Document.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to advance its Pro Rata Share of the Loan in an aggregate principal amount not exceeding the amount set forth opposite such Lender’s name on the Schedule of Lenders at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.
“Condemnation Awards” means any all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consequential Loss” has the meaning set forth in Section 2.5.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Debtor Relief Law(s)” means any federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization,

arrangement, composition, extension or adjustment of debts, or any similar law affecting the rights of creditors.
“Debt Service” means the annual payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period, assuming (i) an initial loan balance equal to the outstanding principal balance of the Loan on the last day of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period.
“Debt Service Coverage Ratio (Capital Expenditure Reserve)” means, as of any Test Date, for the applicable Calculation Period the ratio of Net Operating Income (Capital Expenditure Reserve) to Debt Service based on operating statements for the Property for the immediately preceding two (2) calendar quarters which complies with the terms of this Agreement.
“Deed of Trust” means the Deed of Trust, Assignment, Security Agreement and Fixture Filing, dated as of the Closing Date, by Borrower in favor of Administrative Agent, as amended, modified, replaced, restated, extended or renewed from time to time.
“Default” has the meaning set forth in Section 7.1.
“Default Rate” shall have the meaning set forth in Section 1.4.5.
“Defaulting Lender” means, subject to Section 8.13.2, any Lender that (a) has failed to (i) fund all or any portion of its advances within two (2) Business Days of the date such advances were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to advances (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that

Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 8.13.2) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower and each Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Draw Request” means a properly completed and executed written request by Borrower to Administrative Agent in the form of Exhibit “C 2” (or in another form satisfactory to Administrative Agent) setting forth the amount of Loan proceeds desired.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 9.5(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 9.5(b)(iii)).
“Environmental Agreement” means the Environmental Indemnity Agreement, dated as of the Closing Date, by and between Borrower and Administrative Agent for the benefit of Lenders and certain other parties, as amended, modified, replaced, restated, extended or renewed from time to time.
“Environmental Insurance Policy" means the environmental insurance policy covering the Property substantially and materially in the form existing as of the date of this Agreement, naming Administrative Agent as an additional insured issued by an insurance company which has an A.M. Best Company financial and performance rating of A-IX or better and is qualified or authorized by the Laws of the State to assume the risks covered by such policy.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after a Default) by Administrative Agent or any Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Deed of Trust or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the

Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan advance or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan advance or Commitment (other than pursuant to an assignment request by Borrower under Section 2.6) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.1(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.1(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Extended Maturity Date” means February 1, 2019.
“Extension Fee” means a fee equal to fifteen one hundredths of one percent (0.15%) of the Principal Debt (after giving effect to any principal repayment of the Loan prior to any extension either at Borrower’s option or as required pursuant to the provisions set forth in Exhibit “I”) as of the Initial Maturity Date.
“Extension Term” has the meaning set forth in Section 1.6(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards to the next higher 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.
“Financial Statements” means for each reporting party, a balance sheet, income statement, statements of cash flow, cash flow projections (cash flow projections to be provided only at fiscal year-end and upon Administrative Agent’s request), real estate schedules providing details on each individual real property in the reporting party’s portfolio, including, but not limited to raw land, land under development, construction in process and stabilized properties and unless Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period.”

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funding Date” means the date on which the Initial Advance or any Additional Advance shall occur.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means KBS SOR Properties, LLC, a Delaware limited liability company.
“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor in favor of Administrative Agent for the ratable benefit of Lenders, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Hedge Bank” means any Person in its capacity as a Swap Counterparty.
“Improvements” means all on-site and off-site improvements to the Land, together with all fixtures, tenant improvements, and appurtenances now or later to be located on or in the Land and/or in such improvements.
“Indebtedness” means any and all obligations, indebtedness and liabilities of Borrower that constitute Obligations.
“Indemnified Liabilities” has the meaning set forth in Section 9.1.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Initial Advance” means the initial advance of Loan proceeds in the principal amount of Fifty-Four Million Eight Hundred Eighty Thousand Dollars ($54,880,000).
“Initial Maturity Date” means February 1, 2018.

“Insurance Premiums” means those premiums due in connection with any insurance policies required to be maintained by Borrower pursuant to any Loan Document.
“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.
“Interest Period” means with respect to any LIBOR Rate Principal, the period commencing on the date such LIBOR Rate Principal is disbursed or on the date on which the Principal Debt or any portion thereof is converted into or continued as such LIBOR Rate Principal, and ending on the date one (1) month thereafter, as elected by Borrower in the applicable Rate Election Notice; provided that:
(i)    Each Interest Period must commence on a Business Day;
(ii)    In the case of the continuation of LIBOR Rate Principal, the Interest Period applicable after the continuation of such LIBOR Rate Principal shall commence on the last day of the preceding Interest Period;
(iii)    The last day for each Interest Period and the actual number of days during the Interest Period shall be determined by Administrative Agent using the practices of the London interbank eurodollar market; and
(iv)    No Interest Period shall extend beyond the Maturity Date, and any Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall instead end on the Maturity Date.
“Interest Reserve Account” has the meaning set forth in Section 4.22 of this Agreement.
“Land” means the real property of Borrower described in Exhibit “A”.
“Law” or “Laws” means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of any Governmental Authority, including with respect to Borrower and the Property, all of the foregoing regarding access and facilities for handicapped or disabled persons including and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), each as amended to date and further amended from time to time.
“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

“Leasing Commissions” means reasonable and customary commissions paid in connection with a Lease to a real estate broker licensed in the state where the applicable Property is located, under commission agreements containing such terms and provisions as are then prevailing between third party, unaffiliated owners and brokers for comparable leases of space at properties similar to such Property in the market area in which such Property is located.
“Lender” or “Lenders” means, singly or collectively, each lender from time to time party to this Agreement.
“Lender Net Sale Proceeds” has the meaning set forth in Section 8.10(e).
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on the Schedule of Lenders, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.
“LIBOR” means the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available.
“LIBOR Daily Floating Rate” means, for any interest calculation with respect to a Base Rate Advance on any date, the rate per annum equal to (a) LIBOR, as published by Reuters (or other commercially available source providing quotations of LIBOR as selected by Administrative Agent from time to time) at approximately 11:00 a.m., London time determined two (2) London Banking Days prior to such date for U.S. Dollar deposits being delivered in the London interbank eurodollar market for a term of one month commencing that day or (b) if such published rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Advance being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.
“LIBOR Margin” means two hundred twenty-five (225) basis points per annum.
“LIBOR Rate” means for any applicable Interest Period for any LIBOR Rate Principal, a simple rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate.
“LIBOR Rate Advance” means an advance of the Loan by Lenders to Borrower or any portion of the Loan held by a Lender which bears interest at an applicable LIBOR Rate at the time in question.
“LIBOR Rate Election” means an election by Borrower of an applicable LIBOR Rate in accordance with this Agreement.
“LIBOR Rate Principal” means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.
“Loan” means the loan by Lenders to Borrower, in the maximum amount of Sixty-Two Million Dollars ($62,000,000).

“Loan Documents” means this Agreement (including all exhibits), the Deed of Trust, any Note, the Environmental Agreement, the Manager Subordination Agreement, any Swap Contract, the Guaranty, financing statements, each Draw Request, and such other documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and/or delivered by Borrower, Guarantor or any other Person to Administrative Agent or any Lender pursuant to this Agreement, as they may be amended, modified, restated, replaced and supplemented from time to time.
“Loan-to-Value Ratio” means, as of any date of determination, (i) the outstanding principal balance of the Loan, divided by (ii) the appraised “As-Is” value of the Property set forth in a then-current appraisal of the Property obtained by Administrative Agent as of any calculation of the Loan-to-Value Ratio.
“London Banking Day” means a day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Manager Subordination Agreements” means the Assignment and Subordination of Property Management Agreement dated as of the Closing Date, by and among Administrative Agent, Borrower and the Approved Manager for the Property, as amended, modified, replaced, restated, extended or renewed from time to time.
“Master Agreement” has the meaning set forth in the definition of “Swap Contract” set forth in this Exhibit “B”.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the Property, or the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or Guarantor; (b) a material impairment of the ability of any party to the Loan Documents to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any party to the Loan Documents of any Loan Document to which it is a party.
“Maturity Date” means the Initial Maturity Date, as it may be earlier accelerated or extended in accordance with the terms hereof.
“Minimum Release Price” means, with respect to each Release Pad, an amount equal to 105% of the Allocated Release Pad Amount for such Release Pad. Following the release of any Release Pad pursuant to Section 9.29 of this Agreement, Administrative Agent shall determine, based upon a then-current appraisal of the portion of the Property which remains subject to the lien of the Deed of Trust and the then-outstanding balance of the Loan, a revised Allocated Release Pad Amount and, in turn, a revised Minimum Release Price for each Release Pad which remains subject to the lien of the Deed of Trust. The Minimum Release Prices, as of the Closing Date, for the Release Pads are as follow:

Release Pad	Minimum Release Price

10055 Westmoor Drive	$8,610,000
10075 Westmoor Drive	$9,345,000
10155 Westmoor Drive	$8,610,000
10225 Westmoor Drive	$13,650,000
10355 Westmoor Drive	$10,552,000
10385 Westmoor Drive	$14,333,000
“Minimum Required Debt Service Coverage Ratio” means an Ongoing Debt Service Coverage Ratio of 1.20:1.00.
“Net Operating Income” means, with respect to any period of time for the Property, the amount obtained by subtracting actual Operating Expenses for the Property from Actual Operating Revenue of the Property.
“Net Operating Income (Capital Expenditure Reserve)” means, with respect to any period of time for the Property, the amount obtained by subtracting Operating Expenses (Capital Expenditure Reserve) for the Property from Actual Operating Revenue of the Property.
“Net Proceeds” when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys’ fees, incurred in the collection of such gross proceeds.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.9 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means, collectively, the Promissory Note(s), dated as of the Closing Date, executed by Borrower and payable to the order of each Lender in the amount of each Lender’s Commitment and collectively in the maximum principal amount of the Loan substantially in the form of Exhibit “F”, together with all replacements and substitutes thereof, in each case, as amended, modified, replaced, restated, extended or renewed from time to time.
“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.3 of this Agreement.
“Obligations” means all liabilities, obligations, covenants and duties of, Borrower arising under or otherwise with respect to any Loan Document or any Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any other party to a Loan Document of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Ongoing Debt Service Coverage Ratio” means, as of any Test Date, for the applicable Calculation Period the ratio of Net Operating Income to Debt Service based on operating statements for the Property for the immediately preceding six (6) month period which complies with the terms of this Agreement.
“Operating Expenses” means, with respect to any period of time for the Property, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with GAAP, of whatever kind relating to the ownership, operation, maintenance or management of such Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, management fees equal to the greater of 3% of Actual Operating Revenue or the management fees actually paid under any management agreement, operational equipment or other lease payments as approved by Administrative Agent, but specifically excluding depreciation and amortization, impairments, income taxes, debt service on the Loan, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to appropriate seasonal and other adjustments which are either (i) recommended by Borrower and approved by Administrative Agent in Administrative Agent’s reasonable discretion, or (ii) otherwise made by Administrative Agent in Administrative Agent’s reasonable discretion.
“Operating Expenses (Capital Expenditure Reserve)” means, with respect to any period of time for the Property, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with GAAP, of whatever kind relating to the ownership, operation, maintenance or management of such Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, management fees equal to the greater of 3% of Actual Operating Revenue or the management fees actually paid under any management agreement, operational equipment or other lease payments as approved by Administrative Agent, and normalized capital expenditures equal to $1.50 per rentable square foot per year for such Property, but specifically excluding depreciation and amortization, impairments, income taxes, debt service on the Loan, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to appropriate seasonal and other adjustments which are either (i) recommended by Borrower and approved by Administrative Agent in Administrative Agent’s reasonable discretion, or (ii) otherwise made by Administrative Agent in Administrative Agent’s reasonable discretion.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.6).
“Participant” has the meaning specified in Section 9.5(d).
“Patriot Act” has the meaning specified in Section 9.23.
“Payment Amount” means an advance of the Loan, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability, or any other amount that a Lender is required to fund under this Agreement.
“Payments” has the meaning set forth in Section 8.11.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning set forth in Section 9.3.4(b) of this Agreement.
“Potential Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Default.
“Prime Rate” means a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such Prime Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Principal Debt” means the unpaid principal balance of the Loan at the time in question.
“Pro Rata Share” means, with respect to each Lender at any time, a fraction expressed as a percentage, the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the total outstanding amount of all Indebtedness held by such Lender at such time and the denominator of which is the total outstanding amount of all Indebtedness at such time. The initial Pro Rata Share of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders.
“Prohibited Person” means any Person:
(a)    listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);
(b)    that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(c)    with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;
(d)    who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;
(e)    that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or
(f)    who is an Affiliate of a Person listed in clauses (a) through (e) above.
“Property” means the real and personal property conveyed and encumbered by the Deed of Trust.
“Public Lender” has the meaning set forth in Section 9.3.4(b) of this Agreement.
“Purchase Offer” has the meaning set forth in Section 8.10(e).
“Qualified ECP Borrower” means, at any time, each Borrower with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rate Election Notice” has the meaning set forth in Section 1.4.1(a).
“Real Property Taxes” mean taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable, including all taxes assessed against the Property or any part thereof.
“Recipient” means Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower or Guarantor under the Loan Documents.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.
“Release Pad” has the meaning specified in Section 9.29.
“Release Price” means, with respect to any Release Pad, an amount equal to the greater of (a) the Minimum Release Price for such Release Pad, and (b) an amount sufficient to cause the Property that will remain subject to the lien of the Deed of Trust after such release to satisfy each of the following requirements: (i) the Loan-to-Value Ratio of such remaining Property shall be not more than sixty-five percent (65%) (based upon the most recent appraisal of such remaining Property, which appraisal must be dated no earlier than twelve (12) months prior to the date of the proposed release), assuming the Release Price for the Release Pad has been applied to the outstanding principal balance of the Loan, and (ii) such remaining Property would, during the preceding six (6) month period, satisfy a Debt Service Coverage Ratio (Capital Expenditure Reserve), calculated retrospectively as of the then-most recent Test Date and assuming the Release Price for the Release Pad has been applied to the outstanding principal balance of the Loan, of at least 1.35 to 1.00.
“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Property or any part thereof.
“Replacement Note” has the meaning specified in Section 9.5(b).
“Required Amortization Payment” means an amount, as determined by Administrative Agent, equal to the monthly principal payment required to fully amortize the outstanding principal of the Loan as of February 1, 2017 over a period of thirty (30) years at an assumed interest rate equal to six and one-half percent (6.50%) per annum. In the event Borrower shall repay any principal of the Loan in connection with (i) the release of any Release Pad pursuant to Section 9.29 of this Agreement, (ii) the satisfaction of the covenants set forth in Section 4.22 of this Agreement, or (iii) the satisfaction of the conditions to the extension of the maturity of the Loan set forth in Paragraphs 7 or 8 of Exhibit “I” of this Agreement, the amount of the Required Amortization Payment shall be reset to equal an amount sufficient to fully amortize the then-outstanding principal amount of the Loan at an assumed interest rate equal to six and one-half percent (6.50%) per annum over a period of time equal to (A) thirty (30) years less (B) the number of months which shall have elapsed from February 1, 2017 to the date upon which any such repayment is made.
“Required Lenders” means as of any date of determination at least two (2) Lenders having at least 66-2/3% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated, at least two Lenders holding in the aggregate at least 66-2/3% of the total outstanding amount of all Indebtedness; provided that the Commitment of, and the portion of the total outstanding amount of all Indebtedness held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders. At any time that there is only one (1) Lender, then “Required Lenders” shall mean such Lender. At any time that there are only two (2) Lenders, then, subject to the following sentence, “Required Lenders” shall mean each such Lender. At any time that all but one (1) of the Lender are Defaulting Lenders, then “Required Lenders” shall mean the non-Defaulting Lender.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Schedule of Lenders” means the schedule of Lenders party to this Agreement as set forth on Exhibit “G”, as it may be modified from time to time in accordance with this Agreement.
“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit “L”.
“Security Agreement (Interest Reserve Account)” means a Pledge and Security Agreement and Control Agreement (Deposit Account), in form and substance reasonably satisfactory to Administrative Agent, to be entered into by Borrower and Administrative Agent, pursuant to which Borrower shall grant to Administrative Agent a lien on, and security interest in, the Interest Reserve Account as additional security for the Obligations.
“State” means the State of Colorado.
“Survey” means a map or plat of survey of the Land described therein which conforms with Administrative Agent’s survey requirements set forth in the Closing Checklist.
“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any agreement or contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and CFTC Regulation 1.3(xxx), any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., and any other master agreement, entered into on or prior to the Closing Date or any time after the Closing Date, between Swap Counterparty Borrower, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.
“Swap Counterparty” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under this Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Swap Contract with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Swap Counterparty only through the stated termination date (without extension or renewal) of such Swap Contract and provided further that for any of the foregoing to be included as a “Swap Contract” on any date of determination by Administrative Agent, the applicable Hedge Bank (other than Administrative Agent or an Affiliate of Administrative Agent) must have delivered a Secured Party Designation Notice to Administrative Agent prior to such date of determination.

“Swap Obligation” means any obligation to pay or perform under any Swap Contract, or any other agreement, contract or transaction entered into in connection with a Swap Transaction.
“Swap Transaction” means any transaction that is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, spot or floor transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, in connection with the Loan.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant Improvements” means the construction and related work to be undertaken by Borrower pursuant to any Lease as tenant improvements.
“Termination Fee Deposit” shall have the meaning set forth in Section 4.17.
“Test Date” means June 30 and December 31 of each year, commencing on June 30, 2015.
“Title Company” means Commonwealth Land Title Insurance Company.
“Title Insurance” means the loan policy of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Company, in an amount equal to the maximum principal amount of the Loan, insuring the validity and priority of the Deed of Trust.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.1(e)(ii)(B)(III).

EXHIBIT “C”
CONDITIONS PRECEDENT TO THE INITIAL ADVANCE OF THE LOAN
As conditions precedent to the Initial Advance of the Loan, if and to the extent required by Administrative Agent, Administrative Agent shall have received and approved the following:
1.    Fees and Expenses. Any and all required commitment and other fees, and evidence satisfactory to Administrative Agent that Borrower has paid all other fees, costs and expenses (including the fees and costs of Administrative Agent’s counsel) then required to be paid pursuant to this Agreement and all other Loan Documents, including all fees, costs and expenses that Borrower is required to pay pursuant to any loan application or commitment.
2.    Financial Statements. The Financial Statements of Borrower and Guarantor or any other Person required by any loan application or commitment or otherwise required by Administrative Agent.
3.    Appraisal. A market value appraisal of the Property made within one hundred eighty (180) days prior to the Closing Date. The appraiser, appraisal and appraised value of the Property must be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements) and the appraiser must be engaged directly by Administrative Agent.
4.    Authorization. Evidence Administrative Agent requires of the existence, good standing, authority and capacity of Borrower, Guarantor, and their respective constituent partners, members, managers and owners (however remote) to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Loan Documents.
5.    Loan Documents. From Borrower, Guarantor and each other Person required by Administrative Agent, duly executed, acknowledged and/or sworn to as required, and delivered to Administrative Agent (with a copy for each Lender) all Loan Documents then required by Administrative Agent, dated as of the Closing Date, each in form and content satisfactory to Administrative Agent.
6.    Opinions. Written opinions of counsel satisfactory to Administrative Agent for Borrower, Guarantor, and any other Persons addressed to Administrative Agent for the benefit of Lenders, dated the Closing Date.
7.    Survey; Special Flood Hazard Area. An original Survey of the Land and improvements thereon dated not more than sixty (60) days prior to the Closing Date satisfactory to Administrative Agent and the Title Company; and (b) a flood insurance policy in an amount equal to the lesser of the maximum Loan amount or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to Administrative Agent that none of the Land is located in a flood hazard area.
8.    Title Insurance. An ALTA title insurance policy with respect to the Deed of Trust, issued by the Title Company (which shall be approved by Administrative Agent) in the maximum amount of the Loan plus any other amount secured by the Deed of Trust, on a coinsurance and/or reinsurance basis if and as required by Administrative Agent, insuring that the Deed of Trust constitutes a valid lien covering the Land and all Improvements thereon, having the priority required by Administrative Agent and subject only to those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form acceptable to Administrative Agent.
9.    Insurance Policies. The insurance policies initially required by Administrative Agent, pursuant to the Loan Documents, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid and that the policies are in full force and effect.
10.    Leases. (a) True and correct copies of all leases and subleases, and guaranties thereof; (b) estoppel certificates and subordination and attornment agreements (including nondisturbance agreements if and to the extent agreed by Administrative Agent in its discretion), dated within thirty (30) days prior to this Agreement and in form and content satisfactory to Administrative Agent, from the tenants and subtenants as Administrative Agent requires; (c) evidence satisfactory to Administrative Agent of Borrower’s compliance with the leases; and (d) evidence satisfactory to Administrative Agent of the tenants’ approval of all matters requiring their approval.
11.    Environmental Compliance/Report. Evidence satisfactory to Administrative Agent that no portion of the Land is “wetlands” under any applicable Law and that the Land does not contains or is not within or near any area designated as a hazardous waste site by any Governmental Authority, that neither the Property nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under any Law or governmental requirement pertaining to health or the environment, and that neither the Property nor any use or activity thereon violates or is or could be subject to any response, remediation, clean up or other obligation under any Law or governmental requirement pertaining to health or the environment including a written report of an environmental assessment of the Property, made within twelve (12) months prior to the Closing Date, by an engineering firm, and of a scope and in form and content satisfactory to Administrative Agent, complying with Administrative Agent’s established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Property, and such additional evidence as may be required by Administrative Agent. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent.
12.    Other Documents. Such other instruments, documents, certificates and other information as Administrative Agent may reasonably request from Borrower, Guarantor, and any other Person, in form and content satisfactory to Administrative Agent.
13.    Borrower Identification Due Diligence. All due diligence materials deemed necessary by Administrative Agent and each Lender with respect to verifying Borrower’s identity and background information in a manner satisfactory to Administrative Agent and each Lender.
Notwithstanding anything stated to the contrary in this Exhibit “C” or elsewhere in this

Agreement or the other Loan Documents, the advance of the Loan and/or recordation of the Deed of Trust shall be deemed a confirmation by Administrative Agent and the Lenders that all conditions precedent to the funding of the Loan as set forth in this Exhibit “C” have been satisfied or waived for all purposes.

EXHIBIT “C-1”
CONDITIONS PRECEDENT TO ADDITIONAL ADVANCES
1.    In addition to all other requirements contained in this Agreement, the following shall be conditions precedent to such Additional Advance unless to the extent waived by Administrative Agent in its sole discretion:
(i)    Administrative Agent shall have received a Draw Request;
(ii)    In the reasonable opinion of Administrative Agent, the prospect of payment or performance of all or any part of the Obligations has not been impaired because of a material adverse change in the financial condition, results of operations, business or properties of Borrower or Guarantor, provided that Administrative Agent Lender has delivered to Borrower written notice of such determination; and
(iii)    In the event that, as of the Closing Date, the coverage provided under the Title Insurance is in an amount that is less than the amount of the Aggregate Commitments, evidence reasonably satisfactory to Administrative Agent that the Title Insurance has been endorsed and brought to date in a manner reasonably satisfactory to Administrative Agent to increase the coverage by the amount of each advance through the date of each such advance with no additional title change or exception not approved by Administrative Agent.
2.    General. Borrower shall be entitled to an Additional Advance only in an amount reasonably approved by Administrative Agent in accordance with the terms of this Agreement. Lenders shall not be required to make Additional Advances more frequently than once each calendar month. Lenders shall, only upon the satisfaction, as reasonably determined by Administrative Agent, of all applicable conditions of this Agreement and the Loan Documents, be required to make the requested Additional Advance to Borrower on a Funding Date which is a Business Day within five (5) Business Days after such satisfaction. Each Draw Request, and Borrower’s acceptance of any Additional Advance, shall be deemed to ratify and confirm, as of the date of the Draw Request and the Additional Advance, respectively, that, except as specified in the Draw Request, (a) all representations and warranties in the Loan Documents remain true and correct in all material respects, and all covenants and agreements in the Loan Documents remain satisfied, (b) there is no uncured Default existing under the Loan Documents, (c) all conditions to the Additional Advance, whether or not evidence thereof is required by Administrative Agent, are satisfied, and (d) all Additional Advances previously made to Borrower were disbursed, and the proceeds of the Additional Advance requested in the Draw Request will immediately be disbursed, for payments of the costs and expenses specified in the applicable Draw Request, and for no other purpose.
3.    Compliance with Laws; Plans and Specifications; Correction of Construction Work. Borrower shall use commercially reasonable efforts to ensure that all of the Tenant Improvements are constructed in accordance with all applicable (whether present or future) Laws. Upon request of Administrative Agent, Borrower shall deliver to Administrative Agent copies of all plans and specifications for any Tenant Improvements to the extent available to

C-1-1

Borrower. Prior to commencing any construction of any Tenant Improvements, the applicable plans and specifications shall be approved by all applicable Governmental Authorities and any tenant (if applicable). Promptly following any demand by Administrative Agent, Borrower shall correct or cause the correction of any work that fails to comply with the requirements of this Section 3 and any material departures or deviations from the applicable improvement plans and specifications not approved by Administrative Agent. Administrative Agent and its representatives shall have access to the Property at all reasonable times and upon no less than twenty-four (24) hours prior notice, and shall have the right to enter the property and to conduct such inspections thereof at its sole cost and expense, and subject to the rights of tenants under their leases, provided that if a Default exists, such inspection shall be at Borrower’s expense, as they shall deem necessary or desirable for the protection of the interests of Administrative Agent.
4.    Building Permits; Other Permits. All building, construction and other permits necessary or required in connection with the construction of any Tenant Improvements must be issued prior to the commencement of construction of any of the same. Borrower shall pay, or cause to be paid, all required fees in connection with such permits.
5.    Advances for Tenant Improvements. So long as no Default or Potential Default shall exist, Lenders shall make Additional Advances for Tenant Improvements, provided that Additional Advances for Tenant Improvements shall not exceed an aggregate amount equal to $5,460,000. Additional Advances for Tenant Improvements shall be made not more frequently than monthly based on Draw Requests signed by an Authorized Signer in the form of Exhibit “C-2” or in another form approved by Administrative Agent. Each Draw Request for Tenant Improvements shall, if required by Administrative Agent and to the extent applicable, be set forth on AIA Forms G702 and G703 or another form reasonably approved by Administrative Agent, and shall be accompanied by (i) invoices, receipts or other evidence reasonably satisfactory to Administrative Agent verifying the costs for which Loan proceeds are being requested, and (ii) if required by Administrative Agent, affidavits, lien waivers and/or releases from all parties who furnished materials and/or services in connection with the requested payment. Additional Advances for Tenant Improvements shall not exceed Thirty Dollars ($30.00) per square foot of net rentable area of the Improvements. At Borrower’s option, Lenders shall make a single Additional Advance for Tenant Improvements under a specified Lease or Lenders shall make periodic Additional Advances for Tenant Improvements as construction progresses, subject to such retainage requirements as Administrative Agent in its reasonable judgment may impose. Administrative Agent may require an inspection of the Property under Section 3 above in order to verify completion of Tenant Improvements prior to making any such Additional Advance. Lenders shall not be obligated to make the final Additional Advance for Tenant Improvements under a given Lease unless the following conditions shall have been satisfied, to the extent required by Administrative Agent:
(a)    Administrative Agent shall have received such evidence as Administrative Agent may reasonably require that construction has been completed in a good and workmanlike manner, in accordance with applicable requirements of all Governmental Authorities and substantially in accordance with tenant improvement plans and specifications satisfactory to Administrative Agent;

C-1-2

(b)    To the extent required by applicable Governmental Authorities for the use and occupancy of the Tenant Improvements, certificates of occupancy and other applicable permits and releases shall have been issued with respect to the Tenant Improvements and copies thereof shall have been furnished to Administrative Agent to the extent requested by Administrative Agent;
(c)    A valid notice of completion shall have been recorded if required under the laws of the applicable jurisdiction;
(d)    If requested by Administrative Agent, Administrative Agent shall have received, from the tenant accepting the work, a tenant estoppel certificate confirming acceptance of the work; provided that if Borrower is unable to obtain such tenant estoppel certificate after using commercially reasonable efforts to obtain the same for a period of ten (10) Business Days, Administrative Agent shall make the requested advance so long as all other applicable conditions have been satisfied; and
(e)    Administrative Agent shall have received a satisfactory endorsement to its title insurance policy (to the extent available and to the extent requested by Administrative Agent).
6.    Leasing Commissions. So long as no Default or Potential Default shall exist, Lenders shall make Additional Advances for Leasing Commissions, provided that Additional Advances for Leasing Commissions shall not exceed an aggregate amount equal to $1,660,000. Each Draw Request for Leasing Commissions exceeding One Hundred Thousand Dollars ($100,000) shall be accompanied by evidence satisfactory to Administrative Agent that such Leasing Commissions are then due and payable or have been properly paid, including, if required by Administrative Agent, receipts, lien waivers and/or releases from the party or parties entitled to all or any portion of such Leasing Commissions.
7.    Conditions and Waivers. All conditions precedent to the obligation of Lenders to make any Additional Advance are imposed hereby solely for the benefit of Administrative Agent and Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that Lenders will refuse to make any Additional Advance in the absence of strict compliance with such conditions precedent. No Additional Advance shall constitute a waiver of any condition precedent to any further Additional Advance. No waiver by Administrative Agent of any condition precedent or obligation shall preclude Administrative Agent from requiring such condition or obligation to be met prior to making any other Additional Advance.

C-1-3

EXHIBIT "C-2"

DRAW REQUEST

[BORROWER'S LETTERHEAD]

DRAW REQUEST NO. ________

TO: BANK OF AMERICA, N.A. (Administrative Agent")

LOAN NO.			DATE

LOCATION: Westmoor Center, Westminster, Colorado

BORROWER: KBS SOR Westmoor Center, LLC, a Delaware limited liability company

FOR PERIOD ENDING

In accordance with the Loan Agreement in the amount of $62,000,000 dated as of January 8,
2014, among Borrower, Administrative Agent and the Lenders as defined therein, Borrower
requests that $		be advanced from Loan proceeds. The proceeds of
should	be	credited	to	the	account of

Account No.		at				.

[DESCRIBED INTENDED USE]

AUTHORIZED SIGNER:

Dated:

C-2-1

EXHIBIT “D”
LEASING AND TENANT MATTERS
Borrower and Lenders agree as follows:
1.    Representations and Warranties of Borrower Regarding Leases.
Borrower represents and warrants that Borrower has delivered (or will deliver within thirty (30) days of the date of recording of the Deed of Trust) to Administrative Agent Borrower’s standard form of tenant lease and copies of all Leases and any guaranty(ies) thereof, affecting any part of the Improvements, together with a rent roll for the Property, and no such Lease or guaranty contains any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein.
2.    Covenants of Borrower Regarding Leases and Rents.
Borrower covenants that Borrower (a) will observe and perform all of the obligations imposed upon the landlord in the Leases and will not do or permit to be done anything to impair the security thereof; (b) will use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (c) will not collect any of the Rents more than thirty (30) days in advance of the time when the same become due under the terms of the Leases; (d) will not discount any future accruing Rents; (e) without the prior written consent of Administrative Agent, will not execute any assignment of the Leases or the Rents; (f) except as expressly permitted under this Agreement, will not modify the rent, the term, the demised premises or the common area maintenance charges under any of the Leases, or add or modify any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein, or surrender, cancel or terminate any Lease, without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed); and (g) will execute and deliver, at the request of Administrative Agent, all such assignments of the Leases and Rents in favor of Administrative Agent as Administrative Agent may from time to time reasonably require.
3.    Leasing Guidelines.
Except as expressly permitted under this Agreement, Borrower shall not enter into any Lease of space in the Improvements unless approved or deemed approved by Administrative Agent prior to execution (which consent shall not be unreasonably withheld, conditioned or delayed). Borrower’s standard form of tenant lease, and any revisions thereto, must have the prior written approval of Administrative Agent. Administrative Agent shall be “deemed” to have approved any Lease that: (a) is on the standard form lease approved by Administrative Agent with no deviations except as approved by Administrative Agent (subject to modifications to address customary lease modifications in the marketplace); (b) is entered into in the ordinary course of business with a bona fide unrelated third party tenant, and Borrower, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the Lease; (c) is received by Administrative Agent, together with any guaranty(ies) and financial information received by Borrower regarding the tenant and any guarantor(s), within fifteen (15) days after execution; (d) reflects an arm’s length transaction; (e) contains no option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein; (f) requires the tenant to execute and deliver to Administrative Agent an estoppel certificate in form and substance reasonably acceptable to Administrative Agent within thirty (30) days after notice from Administrative Agent; and (g) does not cover in excess of twenty-five percent (25%) of the aggregate net rentable area of the Improvements or have a rental rate that is less than $15.00 per square foot per year (on a triple net basis). Borrower shall provide to Administrative Agent a correct and complete copy of each Lease, including any exhibits, and any guaranty(ies) thereof, prior to execution unless the Lease meets the foregoing requirements for “deemed” approval by Administrative Agent. Borrower shall pay all reasonable costs incurred by Administrative Agent in reviewing and approving Leases and any guaranties thereof, and also in negotiating subordination agreements and subordination, nondisturbance and attornment agreements with tenants, including reasonable attorneys’ fees and costs.
For Leases that require Administrative Agent’s approval, Borrower shall provide Administrative Agent with a copy of the letter of intent (“LOI”) for each proposed Lease and, to the extent available, with financial information on the proposed tenant to aid Administrative Agent in determining whether it will consent thereto. A proposed LOI shall be deemed approved by Administrative Agent unless Administrative Agent disapproves such LOI in writing within five (5) Business Days after such LOI is submitted to Administrative Agent for approval. Upon approval (or deemed approval) of the LOI, no further approval will be required by Administrative Agent and Administrative Agent will have granted its consent to the Lease that results from the LOI so long as such Lease is on Borrower’s standard form of tenant lease approved by Administrative Agent (which lease form may be modified to address customary lease modifications in the marketplace), and the business terms in the Lease are not materially different from the terms outlined in the approved (or deemed approved) LOI.
In the event Borrower satisfies all of the conditions of this Section 3 with respect to any Lease, Administrative Agent’s consent to such Lease shall not be required.
4.    Delivery of Leasing Information and Documents.
From time to time upon Administrative Agent’s request, Borrower shall promptly deliver to Administrative Agent (a) complete executed copies of each Lease, including any exhibits thereto and any guaranty(ies) thereof, (b) a complete rent roll of the Property, together with such operating statements and leasing schedules and reports as Administrative Agent may reasonably require, (c) any and all financial statements of the tenants, subtenants and any lease guarantors to the extent available to Borrower, and (d) such other information regarding tenants and prospective tenants and other leasing information as Administrative Agent may reasonably request (to the extent available to Borrower). Borrower shall use commercially reasonable efforts to deliver to Administrative Agent such estoppel certificates, subordination agreements and/or subordination, non-disturbance and attornment agreements executed by such tenants as Administrative Agent may reasonably require and subject to the terms of the applicable leases and form estoppels and subordination agreements attached thereto.

Upon Borrower’s request, Administrative Agent agrees to execute a subordination agreement with respect to any Lease, provided that the subordination agreement must be in form and substance acceptable to Administrative Agent.

EXHIBIT “E”
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between _________________ (the “Assignor”) and ____________________ (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including Guaranties), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity, related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.
1.    Assignor:    ______________________________
[Assignor [is] [is not] a Defaulting Lender]
2.    Assignee:    ______________________________ [, an Affiliate/Approved Fund of _____________]
3.    Borrower(s):    KBS SOR Westmoor Center, LLC, a Delaware limited liability company
4.    Administrative Agent: Bank of America, N.A., as the administrative agent under the Loan Agreement
5.    Loan Agreement: The Loan Agreement, dated as of January 8, 2014, by and among Borrower(s), the Lenders parties thereto, and Administrative Agent
6.    Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
$________________	$________________	______________%
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR:

By:
Name:
Title:

ASIGNEE:

By:
Name:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Borrower is executing in the signature block below for the purpose of acknowledging receipt of the Assignment and Assumption to which this acknowledgment is attached and consenting to the assignment provided for therein, and by signing below, Borrower shall not be incurring any additional obligations or additional liability.

[Consented to:]

By:
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.8 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on Administrative Agent or any other Lender to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
1.3    Assignee’s Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.
2.    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment directly between themselves.
3.    General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of Colorado.

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION
ADMINISTRATIVE DETAILS
(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

(a)	LIBOR Lending Office:

Assignee name:
Address:

Attention:
	Telephone:	(__)
	Facsimile:	(__)
Electronic Mail:

(b)	Domestic Lending Office:

Assignee name:
Address:

Attention:
	Telephone:	(__)
	Facsimile:	(__)
Electronic Mail:

(c)	Notice Address:

Assignee name:
Address:

Attention:
	Telephone:	(__)
	Facsimile:	(__)
Electronic Mail:

(d)	Payment Instructions:

Account No.:
Attention:
Reference:

EXHIBIT “F”
PROMISSORY NOTE

$	,
FOR VALUE RECEIVED, KBS SOR Westmoor Center, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of _____________________ (“Lender”), as one of the lenders under that certain Loan Agreement (defined below) (collectively, the “Lenders”) by and among Borrower, the lenders from time to time a party thereto, and Bank of America, N.A., a national banking association (together with any and all of its successors and assigns, “Administrative Agent”) as administrative agent for the benefit of the lenders (the “Loan Agreement”) dated [as of January 8, 2014] [of even date herewith], without offset, in immediately available funds in lawful money of the United States of America, at the Administrative Agent’s Office as defined in the Loan Agreement, the principal sum of _______________________________________ DOLLARS ($_______________________) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as provided in the Loan Agreement.
1.    Note; Interest; Payment Schedule. This Note is one of the Notes referred to in the Loan Agreement and is entitled to the benefits thereof and subject to prepayment in whole or in part as provided therein. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement.
2.    Security; Loan Documents. The security for this Note includes the Deed of Trust (as defined in the Loan Agreement). This Note, the Deed of Trust, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced, in whole or in part, by this Note (the “Loan”), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a “Loan Document” and together the “Loan Documents.”
3.    Defaults.
(a)    Upon the occurrence and during the continuance of a Default, Administrative Agent on behalf of the Lender and the other Lenders shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.

(b)    All of the rights, remedies, powers and privileges (together, “Rights”) of Administrative Agent on behalf of the Lender and the other Lenders provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at Law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Administrative Agent, Lender and the other Lenders to exercise, and no delay in exercising any Right, including, but not limited to, the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Administrative Agent or Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent, Lender and the other Lenders to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect, or (iii) in any way excuse the existence of a Default.
(c)    If Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder to the extent required under Section 4.15 of the Loan Agreement, in addition to principal, interest and any other sums owing to Administrative Agent, Lender and the other Lenders hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in any such suit or proceeding, including attorneys’ fees and expenses, investigation costs and all court costs.
4.    Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of Borrower and Lender and their respective successors and assigns permitted by the Loan Agreement. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Agreement. As further provided in the Loan Agreement, Lender may, at any time, sell, transfer, or assign all or a portion of its interest in this Note, the Deed of Trust and the other Loan Documents, as set forth in the Loan Agreement.
5.    General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. If more than one Person executes this Note as “Borrower” or “Borrowers,” all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that neither Administrative Agent, Lender nor any other Lender shall be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) waive the benefit of all homestead and similar exemptions as to this Note; (f) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Administrative Agent, Lender or any other Lender to secure this Note is invalid or unperfected; and (g) hereby subordinate any and all rights against any other Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY COLORADO LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.
6.    Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.
7.    No Usury. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and all Lenders at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower’s having paid any interest in excess of that permitted by applicable Law, then it is Administrative Agent’s and each Lender’s express intent that all excess amounts theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

8.    Limited Recourse Provision. Lender shall not have any recourse against, nor shall there be any personal liability to, the members of Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower with respect to the obligations of Borrower under this Note. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Borrower's liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Administrative Agent’s and each Lender’s right to exercise any rights or remedies against any collateral securing the Loan.
THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signatures begin on following page.]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

KBS SOR WESTMOOR CENTER, LLC,
a Delaware limited liability company

By:	KBS SOR ACQUISITION XIX, LLC, a Delaware limited liability company, its sole member

By:	KBS SOR PROPERTIES, LLC, a Delaware limited liability company, its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland corporation, its general partner

By:    ________________________________
David E. Snyder,
Chief Financial Officer

EXHIBIT “G”
SCHEDULE OF LENDERS
BANK OF AMERICA, N.A., as Administrative Agent:

Notices:

Bank of America, N.A.
5 Park Plaza, Suite 500
Irvine, California 92614
Attn: Kevin McLain
Telephone: (949) 794-7174
Facsimile: (949) 794-7422
Electronic Mail: kevin.mclain@baml.com

Payment Instructions:

Bank of America, N.A.
Real Estate Administration Services #1503
1000 W. Temple Street
Los Angeles, CA 90012
Attention: LA LASR
ABA # 0260-0959-3
Account # 1366211723001
Reference Loan No.: 03150692
Borrower: KBS SOR WESTMOOR CENTER LLC

BANK OF AMERICA, N.A., as Lender:

Domestic and LIBOR Lending Office:    Commitment Amount: $62,000,000

Bank of America, N.A.            Pro Rata Share: 100%
5 Park Plaza, Suite 500
Irvine, California 92614
Attn: Rita Ramos
Telephone: (949) 794-7143
Facsimile: (877) 770-3292
Electronic Mail: rita.ramos@baml.com

G-1

Notices:

Bank of America, N.A.
5 Park Plaza, Suite 500
Irvine, California 92614
Attn: Kevin McLain
Telephone: (949) 794-7174
Facsimile: (949) 794-7422
Electronic Mail: kevin.mclain@baml.com

Payment Instructions:

Bank of America, N.A.
Real Estate Administration Services #1503
1000 W. Temple Street
Los Angeles, CA 90012
Attention: LA LASR
ABA # 0260-0959-3
Account # 1366211723001
Reference Loan No.: 03150692
Borrower: KBS SOR WESTMOOR CENTER LLC

G-2

EXHIBIT “H”
SWAP CONTRACTS
1.    Swap Documentation. If Borrower elects to enter into a Swap Contract, within the timeframes required by Administrative Agent and Swap Counterparty, Borrower shall deliver to Swap Counterparty the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Administrative Agent and Swap Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. and related schedule in the form agreed upon between Borrower and Swap Counterparty; (b) a confirmation under the foregoing, if applicable; (c) if Borrower is anything other than a natural Person, evidence of due authorization to enter into transactions under the foregoing Swap Contract with Swap Counterparty, together with evidence of due authorization and execution of any Swap Contract; and (d) such other title endorsements, documents, instruments, opinions and agreements as Administrative Agent and Swap Counterparty may require to evidence satisfaction of the conditions set forth in this Section 1.
2.    Conveyance and Security Interest. To secure the Obligations, Borrower hereby assigns and transfers to Administrative Agent, and grants to Administrative Agent a security interest in, all of Borrower’s right, title and interest, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Contract, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing.
3.    Cross-Default. It shall be a Default under this Agreement if any Event of Default occurs as defined under any Swap Contract as to which Borrower is the Defaulting Party, and the same is not cured, or any amounts payable with respect to such Event of Default are not paid, within thirty (30) days after notice of such Event of Default has been delivered to Borrower. As used in this Section, the term “Defaulting Party” has the meanings ascribed to it in the Swap Contract.
4.    Remedies; Cure Rights. In addition to any and all other remedies to which Administrative Agent, Lenders and Swap Counterparty are entitled at law or in equity, Swap Counterparty shall have the right, to the extent so provided in any Swap Contract or any Master Agreement relating thereto, (a) to declare an event of default, termination event or other similar event thereunder and to designate an Early Termination Date as defined under the Master Agreement, and (b) to determine net termination amounts in accordance with the Swap Contract and to setoff amounts between Swap Contracts. Administrative Agent shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Administrative Agent may at any time determine to be necessary or advisable to cure any default under any Swap Contract or to protect the rights of Borrower or Swap Counterparty thereunder; provided, however, that Administrative Agent shall give prior written notice to the applicable Borrower before taking any such action. For this purpose, Borrower hereby constitutes Administrative Agent its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to exercise, at the election of Administrative Agent, any and all rights and remedies of Borrower under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Administrative Agent may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, and generally to take any and all such action in relation thereto as Administrative Agent shall deem advisable. Administrative Agent shall not incur any liability if any action so taken by Administrative Agent or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Administrative Agent is not hereby assuming any duties or obligations of Borrower to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of the applicable Borrower notwithstanding any language in this Agreement.
5.    Miscellaneous Covenants.
(a)    Borrower shall, upon entering into any Swap Contract, pay all sums required to be paid by Borrower thereunder.
(b)    No Swap Contract shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest or other sums due under the Loan Documents, as and when the same become due and payable.
6.    Automatic Deduction and Credit.
(a)    At all times when any Swap Contract is in effect, Borrower shall maintain in good standing with Administrative Agent, Wells Fargo Bank, N.A. or another financial institution reasonably satisfactory to Administrative Agent an account (the “Checking Account”) designated by Borrower.
(b)    At all times when any Swap Contract is in effect, all monthly payments owed by Borrower under the Agreement will be automatically deducted on their due dates from the Checking Account. Administrative Agent is hereby authorized to apply the amounts so debited to Borrower’s obligations under the Loan. Borrower hereby agrees to direct any financial institution where the Checking Account is maintained to allow Administrative Agent to debit the Checking Account as provided herein. Notwithstanding the foregoing, Administrative Agent will not automatically deduct the principal payment at maturity from the Checking Account (or any other account designated by Borrower).
(c)    At all times when any Swap Contract is in effect, all payments owed by Borrower under any Swap Contract will be automatically deducted on their due dates from the Checking Account (or any other account designated by Borrower). The preceding sentence includes Borrower’s authorization for Administrative Agent to debit from the Checking Account (or any other account designated by Borrower) any monetary obligation owed by Borrower to Swap Counterparty following any Early Termination Date, as defined under the Master Agreement. Swap Counterparty is hereby authorized to apply the amounts so debited to the obligations of Borrower under the applicable Swap Contract.
(d)    Borrower shall maintain sufficient funds on the dates when Administrative Agent enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account on any date when Administrative Agent enters any debit authorized by this Agreement, without limiting Administrative Agent’s and Lenders’ other rights and remedies in such an event, the debit will be reversed in whole or in part, in Administrative Agent’s sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be immediately due and payable in accordance with the terms of this Agreement and/or the Swap Contract, as applicable.
(e)    So long as there is no Default existing under this Agreement or any Swap Contract, Administrative Agent will automatically credit the Checking Account (or any other account designated by Borrower) for payments owed by Swap Counterparty under the Swap Contract. Administrative Agent will credit the Checking Account (or any other account designated by Borrower) on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Business Day, Administrative Agent will credit the Checking Account (or any other account designated by Borrower) on the first Business Day following such due date.

EXHIBIT “I”
EXTENSION CONDITIONS
Borrower’s option to extend the Maturity Date to the Extended Maturity Date shall be subject to the following conditions being satisfied by Borrower at Borrower’s sole expense:
1.    Borrower shall have delivered to Administrative Agent a written notice of Borrower’s election to extend the Maturity Date no later than sixty (60) days, but no earlier than one hundred twenty (120) days, prior to the Initial Maturity Date.
2.    No Default or Potential Default shall have occurred and then be continuing as of (i) the date of Borrower’s notice of election to extend the Maturity Date or (ii) the Initial Maturity Date;
3.    Current financial statements regarding Borrower and Guarantor (dated not earlier than thirty (30) days prior to the request for extension) and all other financial statements and other information as may be required under the Loan Documents regarding Borrower, Guarantor and the Property (as hereinafter defined), shall have been submitted promptly to Administrative Agent, and there shall not have occurred, in the reasonable opinion of Administrative Agent, any material adverse change in the business or financial condition of Borrower, Guarantor, or in the Property or in any other state of facts submitted to Administrative Agent in connection with the Loan Documents, from that which existed on the date of this Agreement. This condition shall be deemed satisfied to the extent that Borrower and Guarantor have complied with the reporting requirements set forth in Section 4.8 of this Agreement.
4.    Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Administrative Agent in connection with the proposed extension (pre- and post-closing), including appraisal fees and reasonable attorneys’ fees actually incurred by Administrative Agent; all such costs and expenses incurred up to the time of Administrative Agent’s written agreement to the extension shall be due and payable on or prior to Administrative Agent’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent), and any future failure to pay such amounts shall constitute a Default.
5.    Administrative Agent shall have received and approved the most recent MAI appraisal of the Property (which MAI appraisal must be dated no more than twelve (12) months prior to the Initial Maturity Date) meeting all applicable regulatory requirements, taking into account then-current market conditions.
6.    Not later than the Initial Maturity Date, (i) the extension shall have been consented to and documented to Administrative Agent’s satisfaction by Borrower, Guarantor and Administrative Agent; and (ii) Administrative Agent shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as reasonably required by Administrative Agent (provided that such endorsements are generally issued by title companies in the applicable jurisdiction).

I-1

7.    At the time of such extension, the portion of the Property then subject to the lien of the Deed of Trust shall have a Loan-to-Value Ratio of less than or equal to sixty-two and one-half percent (62.5%). In the event this Loan-to-Value Ratio is not met, Borrower may satisfy this Loan-to-Value Ratio on or prior to the extension date by making a voluntary paydown of the Loan, without prepayment fees or premiums other than the payment of any Consequential Loss.
8.    As of the most recent Test Date, Borrower shall satisfy a Debt Service Coverage Ratio (Capital Expenditure Reserve) of at least 1.35 to 1.00. In the event this Debt Service Coverage Ratio (Capital Expenditure Reserve) is not met, Borrower may satisfy this Debt Service Coverage Ratio (Capital Expenditure Reserve) on or prior to the extension date by making a voluntary paydown of the Loan, without prepayment fees or premiums other than the payment of any Consequential Loss.
9.    Borrower shall have paid the Extension Fee to Administrative Agent for the benefit of Lenders on or prior to the Initial Maturity Date.

I-2

EXHIBIT “J”
[INTENTIONALLY OMITTED]

J-1

EXHIBIT “K-1”
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement, dated as of January 8, 2014, by and among KBS SOR Westmoor Center, LLC, a Delaware limited liability company, as borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).
Pursuant to the provisions of Section 2.1(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the interest in the Loan (as well as any Note evidencing such interest in the Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER]
By:    __________________________________
Name:    ____________________________
Title:    ____________________________
Date:    _________________, 20[__]

EXHIBIT “K-2”
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement, dated as of January 8, 2014, by and among KBS SOR Westmoor Center, LLC, a Delaware limited liability company, as borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).
Pursuant to the provisions of Section 2.1(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF PARTICIPANT]
By:    __________________________________
Name:    ____________________________
Title:    ____________________________
Date:    _________________, 20[__]

K-2-1

EXHIBIT “K-3”
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement, dated as of January 8, 2014, by and among KBS SOR Westmoor Center, LLC, a Delaware limited liability company, as borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).
Pursuant to the provisions of Section 2.1(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF PARTICIPANT]
By:    __________________________________
Name:    ____________________________
Title:    ____________________________
Date:    _________________, 20[__]

K-3-1

EXHIBIT “K-4”
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement, dated as of January 8, 2014, by and among KBS SOR Westmoor Center, LLC, a Delaware limited liability company, as borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).
Pursuant to the provisions of Section 2.1(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the interest in the Loan (as well as any Note evidencing such interest in the Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such interest in the Loan (as well as any Note evidencing such interest in the Loan), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with IRS FormW-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER]
By:    __________________________________
Name:    ____________________________
Title:    ____________________________
Date:    _________________, 20[__]

K-4-1

EXHIBIT “L”

FORM OF SECURED PARTY DESIGNATION NOTICE
Secured Party Designation Notice
TO:    Bank of America, N.A., as Administrative Agent
RE:    Loan Agreement, dated as of January 8, 2014, by and among KBS SOR Westmoor Center, LLC, a Delaware limited liability company, as borrower, the Lenders and Bank of America, N.A., as Administrative Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement)
DATE:    [Date]

[Name of Hedge Bank] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Loan Agreement, that the Secured Party meets the requirements of a Hedge Bank under the terms of the Loan Agreement and is a Hedge Bank under the Loan Agreement and the other Loan Documents.
Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

,
as a Hedge Bank

By:
Name:
Title:

K-4-1